Exhibit 10.6

EXECUTION VERSION

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

among

GENUTEC BUSINESS SOLUTIONS, INC.,

TECHNOLOGY INVESTMENT CAPITAL CORP.,

and

SEAVIEW MEZZANINE FUND LP

Series A Exchangeable Preferred Stock

Warrants to Purchase Class A Voting Common Stock

Dated as of September 16, 2005

TABLE OF CONTENTS

(Not Part of Agreement)

i

	4.18.	Insurance	41
	4.19.	Possession of Franchises, Licenses, Etc.	41
	4.20.	Intellectual Property	41
	4.21.	Software	43
	4.22.	Deposit Accounts; Securities Accounts	44
	4.23.	Interest in Competitors	44
	4.24.	Related Party Transactions	44
	4.25.	Registration Rights	44
	4.26.	[Reserved]	44
	4.27.	Existing Indebtedness and Contingent Obligations	44
	4.28.	Customers	45
	4.29.	Eligible Portfolio Company	45
	4.30.	Margin Regulations; Public Utility Holding Company Act	45
	4.31.	Solvency	45
	4.32.	Foreign Assets Control Regulations and Anti-Money Laundering	46
	4.33.	Internal Accounting Controls	46
	4.34.	Offering of Securities	46
	4.35.	Broker’s or Finder’s Commissions	46
	4.36.	Acquisition Transactions	47
	4.37.	Disclosure	47
5.	Representations of the Purchasers		47
6.	Closing Conditions		47
	6.1.	Conditions to Initial Closing	47
	6.1.	Conditions to Second Closing	51
7.	Financial Statements and Information		53
8.	Inspection Rights; Board Observation Rights		57
	8.1.	Inspection of Books and Properties	57
	8.2.	Board of Directors; Observation Rights	58
9.	Affirmative Covenants		58
	9.1.	Compliance with Covenants	58
	9.2.	Maintenance of Corporate Existence, Properties and Records	58
	9.3.	Payment of Taxes and Claims	59
	9.4.	Compliance With Law	59

	9.5.	Environmental Matters	59
	9.6.	Insurance	60
	9.7.	After Acquired Real Property	61
	9.8.	Future Subsidiaries	61
	9.9.	Use of Proceeds	62
	9.10.	Registration Statement	62
	9.11.	SBIC Covenants	63
10.	Negative Covenants		63
	10.1.	Restrictions on Indebtedness	63
	10.2.	Restrictions on Liens	63
	10.3.	Limitation on Sale and Leasebacks	65
	10.4.	Mergers, Consolidations, Sales of Assets and Acquisitions	65
	10.5.	Conduct of Business	66
	10.6.	Restricted Payments and Restricted Investments	66
	10.7.	Disqualified Redeemable Stock; Issuance of Stock by Subsidiaries	66
	10.8.	Transactions with Affiliates	67
	10.9.	Operating Leases	67
	10.10.	Contingent Obligations	67
	10.11.	Limitation on Dividend Restrictions Affecting Subsidiaries	68
	10.12.	Compliance with ERISA	68
	10.13.	Accounting Changes	68
	10.14.	No Amendment of Organizational Documents or Certain Other Documents	69
11.	Financial Covenants		69
	11.1.	Capital Expenditures	69
	11.2.	Maintenance of Minimum Interest Coverage	69
	11.3.	Maintenance of Maximum Leverage Ratio	70
	11.4.	Maintenance of Minimum Consolidated EBITDA	71
	11.5.	Maintenance of Minimum Consolidated Revenues	71
	11.6.	Maintenance of Minimum Cash Amount	72
12.	Events of Non-Compliance		72
	12.1.	Events of Non-Compliance; Remedies	72
	12.2.	Suits for Enforcement	75
	12.3.	Remedies Cumulative	75
	12.4.	Remedies Not Waived	75
	12.5.	Availability of Funds for Redemption or Repurchase	75

13.	Miscellaneous		75
	13.1.	Amendment and Waiver	75
	13.2.	Expenses	76
	13.3.	Survival of Representations and Warranties	77
	13.4.	Successors and Assigns; Sales and Transfers of Preferred Shares	77
	13.5.	Notices	77
	13.6.	Indemnification	78
	13.7.	Confidentiality	79
	13.8.	Punitive Damages	80
	13.9.	Integration and Severability	80
	13.10.	Counterparts	80
	13.11.	Governing Law	80
	13.12.	Submission to Jurisdiction; Waiver of Service and Venue	80
	13.13.	Waiver of Right to Trial by Jury	81

Signatures			82

EXHIBITS

Exhibit A	—	Form of Amendment to Articles of Incorporation
Exhibit B	—	Form of Warrant
Exhibit C	—	Form of Opinion of Counsel to the Company
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	Form of Registration Rights Agreement

v

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) dated as of September 16, 2005, by and among GENUTEC BUSINESS SOLUTIONS, INC., a Montana corporation (the “Company”) and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Schedule I (collectively, together with their respective successors and assigns, the “Purchasers” and each individually as a “Purchaser”).

RECITALS

 WHEREAS, on or prior to the date hereof, the Board of Directors of the Company (the “Board of Directors”) has adopted and approved, and the Company has filed with the Secretary of State of the State of Montana, an amendment in the form of Exhibit A hereto (the “Charter Amendment”) to the Amended and Restated Articles of Incorporation of the Company (as from time to time amended or restated, the “Company Charter”), pursuant to which, in accordance with the authority granted to it in Article V of the Company Charter, the Board of Directors has created a series of the preferred stock, par value $.0001 per share, of the Company, designated the Series A Exchangeable Preferred Stock, consisting of 25,000 shares of such preferred stock and having the preferences, limitations and relative rights set forth in the Charter Amendment (the “Series A Preferred”);

WHEREAS, the Company has proposed to issue and sell to the Purchasers (i) an aggregate of 20,000 shares of Series A Preferred (after giving effect to the repurchase by the Company of certain of such shares as hereinafter provided), (ii) Initial Warrants (as hereinafter defined) initially exercisable to purchase an aggregate of 1,167,000 shares (subject to adjustment as therein provided, and after giving effect to the repurchase by the Company of certain of such warrants as hereinafter provided) of the Company’s Class A voting common stock, par value $.01 per share, at an initial exercise price of $2.00 per share (subject to adjustment as therein provided), and (iii) under certain conditions, certain Additional Warrants (as hereinafter defined), all for an aggregate net purchase price of $20,000,000; and

                WHEREAS, the Purchasers have agreed to purchase such shares of Series A Preferred and Initial Warrants, upon the terms and conditions hereinafter provided; and

WHEREAS, pursuant to the provisions of this Agreement and of a Note Purchase Agreement of even date herewith among the Company, Technology Investment Capital Corp., as Collateral Agent (the “Collateral Agent”) and the Purchasers (the “Note Purchase Agreement”), the Purchasers have been granted an option exercisable at any time to exchange any or all of the Preferred Shares held by the Purchasers for Senior Secured Notes due 2010 to be issued to such Purchasers by the Company, such Notes to be as described in, and to be issued pursuant to, the applicable provisions of the Note Purchase Agreement (the “Notes”), at a rate of $1,000 principal amount of Notes in exchange for each Preferred Share;

                NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Section 1.               Definitions.

Section 1.1.            Defined Terms. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. For the purposes of this Agreement, the following terms shall have the following respective meanings:

“Acceptable Bank” means any commercial bank organized under the laws of the United States of America or any state thereof that (a) has capital, surplus and undivided profits aggregating at least $500,000,000 and (b) issues (or the parent of which issues) certificates of deposit or commercial paper rated A-1 by S&P and P-1 by Moody’s.

“Accountants” means Stonefield Josephson & Company or any other nationally or regionally recognized firm of independent certified public accountants hereafter selected from time to time by the Company and reasonably acceptable to the Majority Purchasers.

“Acquisition Agreement” means the Amended and Restated Agreement and Plan of Merger dated as of September 14, 2005 among SDI, the SDI Stockholder, SDIAC, SALLC, the Company and Ion Automation Services BV, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.

 “Acquisition Consideration” means the aggregate consideration payable by the Company and its Subsidiaries in connection with any Permitted Acquisition, to include (a) all cash, notes or other evidence of Indebtedness, fair market value of assets and fair market value of Equity Interests, whether payable at the closing of such acquisition or thereafter through “earnouts” or otherwise, but excluding (b) any liabilities assumed by the Company or its Subsidiaries in connection with such Permitted Acquisition or to which any Person thereby acquired is subject immediately following such acquisition.

“Acquisition Documents” has the meaning specified in Section 4.36.

“Acquisition Transactions” means collectively the transactions contemplated by the Acquisition Agreement, including the acquisition by the Company of all of the outstanding capital stock of SDI pursuant to a merger of SDIAC with and into SDI as provided therein, the transfer to SDI of the assets of SBN relating to the Business, and the subsequent merger of SDI with and into SALLC as provided therein.

“Additional Warrants” shall have the meaning specified in Section 2.6.

“Affiliate” means, as to any Person, any Person which directly or indirectly Controls, is controlled by, or is under common control with such Person. For purposes of this definition, “Control” of a Person means the power, direct or indirect, (i) to vote or direct the voting of 5% or more of the outstanding shares of Voting Equity Interests of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Voting Equity Interests, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding the foregoing, for purposes of this Agreement and the other Transaction Documents, none of the Purchasers or their respective Affiliates shall be deemed to be Affiliates of the Company or its Subsidiaries.

“After Acquired Real Property” has the meaning specified in Section 9.7.

 “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in the case of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease, and (c) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

“Audited Financial Statements” has the meaning specified in Section 4.8(a).

“Bankruptcy Code” means 11 U.S.C. Sec. 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

“Board of Directors” has the meaning specified in the Recitals to this Agreement.

“Business” means the business of providing call messaging products and services to businesses, organizations, governments and governmental instrumentalities, and activities incident or related thereto.

“Business Day” means any day except a Saturday, a Sunday or a legal holiday in New York City.

“Call Securities” has the meaning specified in Section 4.7(a).

“Capital Expenditures” means, for any Person, with respect to any period, the aggregate of all expenditures of such Person during such period for the construction, acquisition or leasing (pursuant to a Capitalized Lease) of property, plant, equipment or other fixed assets or intangibles (including capitalized software expenditures), including additions thereto and capitalized repairs and improvements, and which are or are required to be capitalized on the consolidated balance sheet of such Person in accordance with GAAP.

“Capitalized Lease” means, as to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capitalized Lease Obligation” means, as to any Person, all obligations of such Person under any leasing or similar arrangement constituting a Capitalized Lease and, for purposes of the Transaction Documents, the principal amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash” means money (in Dollars), currency (in Dollars) or a credit balance in any Deposit Account maintained with an Acceptable Bank.

“Cash Equivalents” means

(a)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b)           commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or (if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally) carrying an equivalent rating by a nationally recognized statistical rating organization, which is issued by a Person (other than the Company or an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia, and matures within nine months after the date of acquisition thereof;

(c)           certificates of deposit or bankers’ acceptances maturing not more than one year after the date of acquisition thereof issued by any Acceptable Bank; and

(d)           repurchase obligations of any Acceptable Bank, having a term of not more than 30 days, for, and secured by, underlying securities of the types (without regard to maturity) described in clauses (a) and (c) above.

“Certified” when used with respect to any financial information of any Person to be certified by any of its officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to normal year-end audit adjustments and absence of the footnotes required by GAAP, and presents fairly, in all material respects, the information contained therein as at the dates and for the periods covered thereby.

“Change of Control” means, and shall be deemed to have occurred, if at any time (a) any Person or a group (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than Lee J. Danna or the SDI Stockholder, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the total outstanding shares of Voting Stock of the Company (other than an underwriter or underwriters in connection with a public offering of such stock), (b) Continuing Directors shall not constitute a majority of the elected and acting members of the Board of Directors, or (c) the Company shall fail to own, directly or indirectly through its Wholly-owned Subsidiaries, 100% of the outstanding Equity Interests of any Person that is a Subsidiary of the Company on the Initial Closing Date.

“Charter Amendment” has the meaning specified in the Recitals to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in the Note Purchase Agreement.

“Collateral Agent” has the meaning specified in the Recitals to this Agreement.

“Common Equity Interests” means, with respect to any Person, any class of capital stock or other Equity Interests of such Person which is not entitled to any preference or priority over any other class of Equity Interests of such Person with respect to the distribution of such Person’s assets, whether upon the declaration or payment of dividends, or upon liquidation or dissolution, or otherwise.

“Company” means GenuTec Business Solutions, Inc., a Montana corporation, and any successor thereto resulting from a Permitted Change of Jurisdiction.

“Company Charter” has the meaning specified in the Recitals to this Agreement.

“Company Common Stock” means the Class A voting common stock, par value $.01 per share, of the Company.

“Company Intellectual Property” has the meaning specified in Section 4.20(a)

“Company Preferred Stock” means the Preferred Stock, par value $.0001 per share, of the Company, including the Series A Preferred and any other series thereof.

“Compliance Certificate” means, for any fiscal quarter of the Company, an Officer’s Certificate of the Company properly completed as of the last day of such fiscal quarter and signed by the Chief Financial Officer of the Company, substantially in the form set forth in Exhibit D.

“Confidential Information” has the meaning specified in Section 13.7.

“Consolidated EBITDA” means, for any period, the sum of (a) Consolidated Net Income (Loss) plus (b) in each case to the extent deducted in determining such Consolidated Net Income (Loss), the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Income Tax Expense, plus (iii) depreciation expense, plus (iv) amortization expense, plus (v) all other non-cash expenses and charges, minus (c) capitalized software development costs to the extent not deducted in determining Consolidated Net Income (Loss) and minus (d) to the extent included in determining Consolidated Net Income (Loss), all other non-cash items of income or gain, all as determined with respect to the Company and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, for any period, the amount which, in accordance with GAAP, should be shown as provision for current and deferred federal and state income taxes on a consolidated statement of operations of the Company and its Subsidiaries for such period.

“Consolidated Interest Expense” means, for any period, all amounts which, in accordance with GAAP, should be included as interest expense on a consolidated statement of operations of the Company and its Subsidiaries for such period, and including in any event that portion of any Capitalized Lease Obligations attributable to interest expense in accordance with GAAP, debt issuance costs, capitalized interest paid during such period, all commissions, discounts and other fees and charges accrued with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts (including amortization of such costs), all as determined for the Company and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

“Consolidated Net Income (Loss)” means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP; provided that in determining Consolidated Net Income (Loss) there shall be excluded (i) the income (or loss) of any Person which is not a Subsidiary of the Company, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries, (iii) the proceeds of any life insurance policy, (iv) gains (but not losses) from the sale or other Disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, (v) any other extraordinary or non-recurring gains (but not losses) of the Company or its Subsidiaries, and (vi) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument or Requirement of Law applicable to that Subsidiary.

“Consolidated Revenues” means, for any period, the consolidated net revenues of the Company and its Subsidiaries (after giving effect to all proper refunds, chargebacks, credits and reserves for such period), determined for such period on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate amount of outstanding Funded Indebtedness of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, with or without recourse, guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other monetary obligation (the “primary obligation”) of another Person (the “primary obligor”) in any manner, including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such

Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. Notwithstanding the foregoing, the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Continuing Director” means an individual (a) who was a member of the Board of Directors on the Initial Closing Date, or (b) who at any time after the Initial Closing Date is nominated or elected to be a member of the Board of Directors by a majority of the Continuing Directors at the time in office.

“Control,” “Controlling” and “Controlled” have the meanings specified in the definition of “Affiliate.”

“Control Agreement” has the meaning specified in the Note Purchase Agreement.

“Convertible Securities” has the meaning specified in Section 4.7(a).

“Copyright” means, with respect to any Person, all of the following in which such Person now holds or hereafter creates or acquires any interest: (a) all copyrights and intangible property of like nature (whether registered or unregistered), including manuscripts, documents, writings, derivative works, tapes, disks, storage media, computer programs, computer databases, computer program flow diagrams, source codes, object codes, semiconductor chip product mask works, and all tangible property embodying or incorporating the Copyrights, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions and renewals thereof; and (c) all income, royalties, damages and payments now and hereafter due or payable under or with respect to any of the foregoing, including damages and payments for past, present and future infringements of any Copyright and the right to sue for past, present and future infringements of any Copyright.

“Copyright License” means, with respect to any Person, any and all rights now owned or hereafter acquired by such Person under any written agreement granting any right to use any Copyright or registration thereof, including any sublicense thereof.

“Copyright Security Agreement” has the meaning specified in the Note Purchase Agreement.

“Deposit Account” means a deposit account, as such term is defined in Section 9-102 of the Uniform Commercial Code.

“Dispose” means, with respect to any assets or property of any Person, to sell, convey, transfer, exchange, lease, encumber or otherwise dispose of, such assets or property (including any involuntary disposition by eminent domain or otherwise), and “Disposition” has a corresponding meaning.

“Disqualified Redeemable Stock” means any Company Common Stock or Company Preferred Stock which is Redeemable Stock and which, under the terms of the Organizational Documents of the Company or any agreement, instrument or other document to which the Company is a party or by which it is bound, is mandatorily required to be purchased or acquired, or may at the option of the holder thereof be required to be purchased or acquired, by the Company or any of its Subsidiaries at any time prior to the 91st consecutive day following the Maturity Date.

“Dollars” and “$” means lawful money of the United States of America.

“Eligible Assignee” means (i) a Purchaser, (ii) an Affiliate of a Purchaser, and (iii) any other Person (other than a natural person) approved by the Majority Purchasers.

 “Employment Agreements” means the collective reference to the employment agreement between SDI and the SDI Stockholder entered into on or about the Initial Closing Date pursuant to the provisions of the Acquisition Agreement, the currently existing employment agreements between the Company and each of Lee J. Danna, Farzad Hoorizadeh and Matthew Pekarek, and the currently existing consulting agreement between the Company and Tony Tseng.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, ordinances, codes, treaties, licenses, laws, rules, regulations, permits, concessions, grants, franchises, agreements and governmental restrictions relating to pollution, the protection of the environment or the generation, treatment, storage, use, maintenance, recycling, transportation, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Solid Waste Disposal Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called “Superfund” or “Superlien” law, and any rule or regulation promulgated under any of the foregoing, all as now or at any time hereafter may be in effect.

“Environmental Matter” means any claim, investigation, litigation or administrative proceeding, whether pending or threatened, or Order, asserted, arising or entered under or pursuant to any Environmental Law, or relating to any Hazardous Materials, in each case against or affecting the Company or any of its Subsidiaries, their respective operations, or any properties owned, leased or used by any of them.

“Environmental Permit” has the meaning specified in Section 4.15(b).

“Equity Interests” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or nonvoting) of capital stock, including each class of common stock and preferred stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all general partnership interests, limited partnership interests, membership or limited liability company interests, beneficial interests or other equity interests of or in such Person (including any common, preferred or other interest in the capital or profits of such Person, and whether or not having voting or similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) a failure by the Company or any ERISA Affiliate to make required contributions to a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any ERISA Affiliate may be directly or indirectly liable.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the Code.

“Event of Non-Compliance” has the meaning specified in Section 12.1.

“Exchange Act” means as of any date the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

“Exchange Date” has the meaning specified in Section 2.5(a).

“Exchange Option” has the meaning specified in Section 2.5(a).

“Existing Financial Statements” has the meaning specified in Section 4.8(a).

“Funded Indebtedness” with respect to any Person means, without duplication:

(a)           all indebtedness of such Person for borrowed money;

(b)           all indebtedness or obligations of such Person evidenced by bonds, debentures, notes or similar written instruments;

(c)           any obligation incurred for all or any part of the purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business);

(d)           the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d)           all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bank guarantees, bankers’ acceptances, surety or other bonds and similar instruments;

(e)           all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(g)           the Attributable Indebtedness of Capitalized Leases, Sale and Leaseback Transactions and Synthetic Leases of such Person;

(h)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable Stock in such Person or any other Person, valued, in the case of any Redeemable Stock that is a Preferred Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(i)            all Contingent Obligations of such Person in respect of Indebtedness of any other Person of the types referred to in any of the foregoing clauses (a) through (h); and

(j)            all Indebtedness, of the types referred to in any of the foregoing clauses (a) through (i), of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

 “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis both as to classification of items and amounts.

“Governmental Authority” means any nation or government, any state, province, county, city, municipality, town, village, department or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank or similar monetary or regulatory authority), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Material” means:

(a)           any “hazardous substance” as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. §§ 9601 & 9602, as may be amended from time to time, or any other so-called “superfund” or “superlien” law and any judicial interpretation of any of the foregoing;

(b)           any “regulated substance” as defined pursuant to 40 C.F.R. Part 280;

(c)           any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33);

(d)           any “hazardous waste” as defined in, or for purposes of, the Resource Conservation and Recovery Act;

(e)           any “hazardous chemical” as defined in 29 C.F.R. Part 1910;

(f)            any “hazardous material” as defined in, or for purposes of, the Hazardous Materials Transportation Act; and

(g)           any other hazardous or toxic substance, waste or other pollutant that is regulated pursuant to, or may be basis for liability under, any Environmental Law, whether in the form of a solid, liquid, gas, odor, pathogen or form of energy, from whatever source, including, but not limited to, explosive or radioactive substances or wastes, petroleum or any distillate thereof, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes.

“Indebtedness” with respect to any Person means, without duplication:

(a)           all Funded Indebtedness of such Person;

(b)           the Swap Termination Value with respect to such Person of any Swap Contract to which such Person is a party;

(c)           all Contingent Obligations of such Person in respect of Indebtedness of any other Person of the types referred to in any of the foregoing clauses (a) and (b); and

(d)           all Indebtedness, of the types referred to in any of the foregoing clauses (a) through (c), of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Initial Closing Date” has the meaning specified in Section 2.3(a).

“Initial Public Offering” means the initial underwritten public offering by the Company of its common stock for cash pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to employee benefit plans or solely to a transaction described in Rule 145(a) of the SEC.

“Initial Warrants” means the TICC Initial Warrants and the Seaview Initial Warrants.

“Intellectual Property” means, with respect to any Person, any and all of the following now owned or hereafter created or acquired by such Person: (a) Patents, Trademarks, Copyrights and Licenses; (b) systems software and application software (including the Proprietary Software), source code, object code, screen displays and formats, program structures, sequence and organization, and all documentation for such software, including user manuals, flow charts, logic diagrams, programmers’ notes, functional specifications, operations manuals, guides, formulas, processes, ideas and know-how embodied in or created in connection with any of the foregoing, whether or not patentable or copyrightable; (c) concepts, discoveries, improvements and ideas, whether or not patentable or copyrightable; (d) all other know-how, technology, engineering drawings, diagrams, designs, design information, trade secrets, formulas, processes, procedures, customer lists, databases, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, reports, URLs, domain names, and other manufacturing, marketing, merchandising, selling, purchasing or accounting materials, data or information; and (e) all goodwill associated with the items described in the foregoing clauses (a), (b), (c) and (d).

“Interim Financial Statements” has the meaning specified in Section 4.8(a).

“Internal Revenue Service” means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

“Inventory” means all goods, merchandise and other personal property which are held for sale or lease or consignment or to be furnished under a contract of service, or are raw materials, work in process or material used or consumed, or to be used or consumed, in the business of the Company and its Subsidiaries.

“Investment” when used with reference to any investment of the Company or any of its Subsidiaries means any investment so classified under GAAP, and, whether or not so classified, includes (a) any Indebtedness owed by any Person to the Company or to any such Subsidiary, (b) any Contingent Obligation of the Company or any such Subsidiary with respect to Indebtedness or other obligations of any Person, and (c) any Equity Interests in any Person held by the Company or any such Subsidiary; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

“Investment Company Act” means the Investment Company Act of 1940, as amended, or any similar federal statute at the time in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

“Landlord Agreement” has the meaning specified in the Note Purchase Agreement.

“License” means, with respect to any Person, any Patent License, Trademark License, Copyright License, or other license or sublicense of rights or interests (including any license of rights to manufacture, use, reproduce, market or sell any computer hardware or other equipment, software, technology, trade secrets, know-how, customer lists, databases or other materials, data or information) now held or hereafter created or acquired by such Person, whether as licensor or licensee, as the same may from time to time be amended, modified, renewed or extended.

“Lien” means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, or lessor’s interest under a Capitalized Lease or analogous instrument, in, of or on any of a Person’s property (whether held on the date hereof or hereafter acquired).

“Liquidation Price” means, with respect to each share of Series A Preferred, $1,000 per share.

“Liquidity Event” means any of the following: (i) a Sale of the Company, (ii) an Initial Public Offering, or (iii) a Change of Control.

“Listed Intellectual Property” has the meaning specified in Section 4.20(b).

“Majority Purchasers” means at any time Purchasers holding a majority of the Preferred Shares then outstanding.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means any change or changes or effect or effects that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations, income, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) the legality, validity or enforceability of this Agreement or any of the other Transaction Documents or (iii) the ability of the Company and its Subsidiaries to fulfill their obligations under this Agreement and the other Transaction Documents.

“Material Contract” means any agreement or contract (including Licenses, supply agreements, requirements contracts, customer agreements, franchise agreements, distribution agreements, joint venture agreements, asset purchase agreements, stock purchase agreements, merger agreements, agency or advertising agreements, leases of real or personal property, credit agreements, loan agreements, security agreements, mortgages, trust deeds, trust indentures, shareholder agreements, registration rights agreements, consulting agreements, management agreements, employment agreements, severance agreements, collective bargaining agreements, tax sharing agreements, and other contracts, agreements and commitments) to which the

Company or any of its Subsidiaries is a party and which involves obligations (contingent or otherwise) of, or payments to, the Company and its Subsidiaries of more than $500,000 in any fiscal year or is otherwise material to the ongoing business, operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

“Maturity Date” means September 16, 2010.

“Moody’s” means Moody’s Investors Services, Inc. and any successor that is a nationally recognized statistical rating organization.

“Mortgage” has the meaning specified in the Note Purchase Agreement..

“Mortgage Documents” has the meaning specified in the Note Purchase Agreement.

“Mortgage Policy” has the meaning specified in the Note Purchase Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by the Company or any of its ERISA Affiliates.

“NASD” means the National Association of Securities Dealers, Inc. or any successor thereto.

“Nasdaq” means The Nasdaq Stock Market, Inc. and any successor thereto.

“Net Cash Proceeds” means, with respect to (i) an incurrence by the Company or its Subsidiaries of any Indebtedness, (ii) the issuance and sale by the Company of any of its Equity Interests, (iii) any sale or other Disposition of any assets or property of the Company or its Subsidiaries, or (iv) the receipt by the Company or its Subsidiaries of proceeds of any insurance policy, the aggregate amount of Cash received by the Company or its Subsidiaries in connection with such transaction after deduction of all reasonable and customary fees, costs and expenses directly incurred by the Company or its Subsidiaries in connection therewith, including reasonable and customary underwriting discount, brokerage or selling commissions, if any, taxes paid or reasonably anticipated to be payable as a result of such transaction, and the reasonable fees and disbursements of counsel paid by the Company or its Subsidiaries in connection therewith.

“New Subsidiary” has the meaning specified in Section 9.8.

“Non-Compliance” means any event or condition which, with due notice or lapse of time or both, would become an Event of Non-Compliance.

“Note” has the meaning specified in the Recitals to this Agreement.

“Note Documents” means collectively the Note Purchase Agreement, the Notes, the Subsidiary Guarantee, the Security Documents, and any other instruments or documents now or hereafter executed and delivered pursuant to or in connection with any of the foregoing (but excluding the Transaction Documents).

“Note Purchase Agreement” has the meaning specified in the Recitals to this Agreement.

“Observer” has the meaning set forth in Section 8.2.

“Officer’s Certificate” means with respect to any corporation or other entity, a certificate signed by a Responsible Officer of the specified corporation or entity.

“Options” has the meaning specified in Section 4.7(a).

“Order” means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Authority.

“Organizational Documents” means (a) with respect to any corporation, the certificate of incorporation, articles of incorporation or comparable constitutional or charter document, and by-laws, of such corporation, (b) with respect to any limited liability company, the certificate of formation or comparable document filed with the Secretary of State or comparable official of the state of organization of such limited liability company, and the operating agreement, limited liability company agreement or comparable constitutive document thereof, (c) with respect to any limited partnership, the certificate of limited partnership or comparable document filed with the Secretary of State or comparable official of the state of organization of such limited partnership and the limited partnership agreement thereof, (d) with respect to any general partnership or joint venture, the partnership agreement or joint venture agreement relating thereto, (e) with respect to any trust, the trust agreement or comparable agreement establishing such trust, or (f) with respect to any other business entity, the comparable constitutive documents, in each case with all amendments, modifications and supplements thereto from time to time executed or filed.

“OTC Bulletin Board” means the Over-the-Counter Bulletin Board maintained by Nasdaq or the NASD, and any successor thereto.

“Outstanding on a Fully Diluted Basis” means, as of any date of determination, with respect to the shares of Company Common Stock, (a) all shares of Company Common Stock that are issued and outstanding on such date of determination, and (b) all shares of Company Common Stock that would be outstanding as of such date of determination assuming (i) the exercise of all then outstanding Options to subscribe for or purchase shares of Company Common Stock, (ii) the exercise of all then outstanding Options to subscribe for or purchase shares of Company Preferred Stock and the conversion or exchange of all other securities that by their terms are convertible into or exchangeable for shares of Company Preferred Stock, and (iii) the conversion or exchange of all then outstanding shares of Company Preferred Stock or other securities that by their terms are convertible into or exchangeable for shares of Company Common Stock and all such shares or other securities that would be outstanding upon the exercise of the options, warrants and other rights and the conversion or exchange of the other securities referred to in the foregoing clause (ii) (in each case whether or not such Options are at the time so exercisable and whether or not such shares of Company Preferred Stock or other securities are at the time so convertible or exchangeable).

“Patent” means, with respect to any Person, all of the following in which such Person now holds or hereafter creates or acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country (including provisional patent applications), including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country; (b) all reissues, continuations, continuations-in-part and extensions thereof; and (c) all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any Patent, including damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any Patent.

“Patent License” means, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right with respect to any invention on which a Patent is in existence, including any sublicense thereof.

“Patent Security Agreement” has the meaning specified in the Note Purchase Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“PBGC” means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Authority performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 302 of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any acquisition (by merger, purchase of assets, purchase of stock or otherwise) by the Company or any Subsidiary of the Company of all or substantially all the assets and business of a Person or of a division or line of business of a Person, or of all of the Equity Interests in a Person, if (a) both immediately before and immediately after giving effect thereto, no Non-Compliance or Event of Non-Compliance shall have occurred and be continuing or would result therefrom; (b) such acquired Person or division or line of business is engaged solely in the Business; (c) if the Equity Interests of a Person are acquired, (i) such Person shall be organized under the laws of a state of the United States, (ii) immediately after giving effect to such acquisition, such Person shall be a Wholly-owned Subsidiary of the Company, and (iii) at the time such acquisition is completed, all of the requirements of Section 9.8 hereof shall have been complied with in respect of such Person; (d) the Company shall be in compliance with the financial covenants set forth in each of Sections 11.2, 11.3, 11.4, 11.5 and 11.6 as of the most recently ended fiscal quarter of the Company on a pro forma basis, giving effect to such acquisition (without giving effect to operating expense reductions) as if such acquisition had occurred immediately prior to the first day of the relevant period for testing compliance as of such date; (e) the Company shall have delivered to the Purchasers at least ten (10) Business Days prior to consummation of such acquisition a written notice of such proposed acquisition containing a general description thereof and the date of proposed consummation of such acquisition, accompanied by copies of the definitive agreements and documents governing such acquisition or final forms thereof and an Officer’s Certificate to the effect of the matters set forth in clauses (a), (b), (c) and (d) above, together with all relevant historical financial information for the Person or division or line of business acquired, and pro forma financial statements and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above; (f) if any part of the consideration payable by the Company or its Subsidiaries in connection with such acquisition shall consist of promissory notes or other obligations for deferred payment (including by way of any earnout or other contingent obligation, but excluding obligations payable solely in shares of Company Common Stock), then each Person who is or may be entitled to receive such promissory notes or payment rights shall have executed and delivered to the Purchasers a subordination agreement subordinating in right of payment the Company’s and its Subsidiaries’ obligations with respect thereto to the Obligations, in a manner and to an extent satisfactory in all respects to the Majority Purchasers in their sole discretion; (g) the aggregate fair market value of the assets acquired by the Company and its Subsidiaries pursuant to such acquisition (directly or indirectly by acquisition of one or more Persons) shall not be less than the aggregate amount of all liabilities assumed by the Company or its Subsidiaries in connection with such acquisition or to which any Person thereby acquired is subject immediately following such acquisition; and (h) (i) the maximum aggregate amount of Acquisition Consideration payable by the Company and its Subsidiaries in connection with such acquisition shall not exceed $1,000,000, and (ii) the maximum aggregate amount of Acquisition Consideration payable by the Company and its Subsidiaries in connection with such acquisition, together with the maximum aggregate amount of Acquisition Consideration payable or paid by the Company and its Subsidiaries in connection with all Permitted Acquisitions effected prior to the date of such acquisition, shall not exceed $5,000,000.

 “Permitted Change of Jurisdiction” means a reincorporation of the Company in Delaware or Nevada pursuant to a merger of the Company with and into a corporation newly organized in such other jurisdiction, provided that (a) no Non-Compliance or Event of Non-Compliance shall then have occurred and be continuing, (b) there shall be no material change as a result of such transaction in (i) the assets, liabilities, business, operations or financial condition of the Company and its Subsidiaries, or (ii) the corporate structure of the Company and its Subsidiaries or the voting powers, designations, preferences, limitations, restrictions or relative rights of any class or series of the authorized or outstanding Equity Interests of the Company or any of its Subsidiaries, including the Series A Preferred and the Company Common Stock, and the surviving corporation of such merger shall have authorized classes and series of capital stock having the same designations, preferences, limitations and relative rights and the same number of authorized shares of each of such classes and series as the Company immediately prior to such merger, (c) the surviving corporation of such merger shall execute an agreement satisfactory in form and substance to the Majority Purchasers to be bound by all of the terms and provisions of this Agreement and all of the other Transaction Documents as though an original party thereto, and (d) each Preferred Share outstanding immediately prior to such merger shall be converted into an identical share of Series A Exchangeable Preferred Stock, par value $.0001 per share, of the surviving corporation of such merger, and each Warrant outstanding immediately prior to such merger shall be exchanged for an identical warrant of such surviving corporation, and the terms “Preferred Shares” and “Warrants” used herein shall thereafter be deemed to refer to such shares of Series A Exchangeable Preferred Stock and warrants of such surviving corporation.

“Permitted Lien” has the meaning specified in Section 10.2.

“Person” means and includes an individual, a corporation, a partnership, an association, a joint venture, a limited liability company, a trust, a syndicate, an unincorporated organization and a Governmental Authority.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company or any ERISA Affiliate may have liability.

“Preferred Equity Interests” means, with respect to any Person, any class of capital stock or other Equity Interests of such Person which is entitled to a preference or priority over any other class of Equity Interests of such Person with respect to any distribution of such Person’s assets, whether upon the declaration or payment of dividends, or upon liquidation or dissolution, or otherwise.

“Preferred Shares” means the TICC Preferred Shares and the Seaview Preferred Shares.

“Projections” means the consolidated financial projections of the Company and its Subsidiaries for the four years in the period ending September 30, 2009.

“Proprietary Software” has the meaning specified in Section 4.21(a).

“Purchase Money Indebtedness” means Indebtedness (including Capitalized Lease Obligations) of the Company or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of construction or acquisition of property, plant, equipment or other fixed assets or intangibles (including capitalized software expenditures), including additions thereto and capitalized repairs and improvements, used in the business of the Company or such Subsidiary, provided that such Indebtedness is incurred within one year after such property is acquired or, in the case of improvements, constructed, and is not secured by any collateral other than the property so acquired or constructed and any accessions thereto.

“Purchaser” and “Purchasers” have the meanings specified in the Preamble to this Agreement and include any Person which hereafter becomes a Purchaser pursuant to the provisions of Section 13.4.

“Qualified Equity Financing” means (a) an Initial Public Offering in which shares of Company Common Stock are offered and sold for the account of the Company for an aggregate initial offering price to the public of $10,000,000 or more (a “Qualified IPO”), or (b) a private offering and sale for cash by the Company for its own account of shares of Company Common

Stock, Company Preferred Stock that is convertible into Company Common Stock, warrants, options or rights to subscribe for or purchase such Company Common Stock or convertible Company Preferred Stock, or any combination of the foregoing, if (i) the aggregate gross purchase price (before deducting reasonable transaction expenses) of the securities so offered and sold shall be not less than $10,000,000, and (ii) at the time such offering is completed, the Company Common Stock is (A) registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and (B) is listed and traded on the New York Stock Exchange, the American Stock Exchange or Nasdaq or is quoted on the OTC Bulletin Board.

“Qualified IPO” has the meaning specified in the definition herein of “Qualified Equity Financing.”

“Records” means all of the Company’s and its Subsidiaries’ right, title and interest in all of their respective books, records, ledger sheets, invoices, files, tapes, cards, computer runs, computer programs, computer files and other data and documents, including records in any form (digital or other), and recorded in or through any tangible medium (magnetic, lasergraphic or other) and retrievable in perceivable form, together with all machinery and processes (including computer programming instructions) required to read and print such records, relating to any property or assets of the Company or its Subsidiaries.

“Redeemable Stock” means, with respect to any Person, any capital stock or other Equity Interest of any class or series issued or issuable by such Person with respect to which, pursuant to the Organizational Documents of such Person or by agreement or otherwise, (a) such Person is or will be required to redeem or repurchase such capital stock or Equity Interest at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of such Person, (b) such capital stock or Equity Interest is redeemable at any time at the option of the holder, or (c) the holder thereof at any time has or will have an option or right to sell or put such capital stock or Equity Interest to such Person or any of its Subsidiaries.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Initial Closing Date among the Company and the Purchasers, in the form of Exhibit E.

“Registration Statement” has the meaning specified in Section 9.10.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice has been waived.

“Repurchase Notice” shall have the meaning specified in Section 2.7.

“Requirement of Law” means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Authority, and any Order of any court, arbitrator or Governmental Authority.

“Responsible Officer” means, with respect to any corporation, any of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, one of the Vice Presidents, the General Counsel or the Treasurer of such corporation, and, with respect to any partnership, limited liability company or other type of business entity, any individual performing comparable management functions with respect to such entity.

“Restricted Investment” means any Investment other than:

(a)           any Investment in Cash or Cash Equivalents;

(b)           any Investment existing on the Initial Closing Date;

(c)           any Investment made as part of a Permitted Acquisition; and

(d)           any Investment by the Company in the Equity Interests of, or loan or advance to or Contingent Obligation with respect to the obligations of, any Wholly-owned Subsidiary of the Company, and any Investment by any Wholly-owned Subsidiary of the Company in the Equity Interests of, or loan or advance to or Contingent Obligation with respect to the obligations of, any other Wholly-owned Subsidiary of the Company.

“Restricted Payment” means, with respect to any Person,

(a)           the declaration or payment of any dividend or other distribution on, or the incurrence of any liability to make any other payment in respect of, Equity Interests of such Person (other than a dividend or distribution in respect of Equity Interests that is payable solely in Equity Interests of the same class or series of such Person);

(b)           any payment or distribution on account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any Equity Interests of such Person, or of any warrant, option or other right to subscribe for or purchase such Equity Interests (whether directly or indirectly, and including any purchase or other acquisition of such Equity Interests, or of any warrant, option or other right to acquire such Equity Interests, by any Subsidiary of such Person);

(c)           any other payment or distribution by such Person in respect of its Equity Interests, whether directly or indirectly or through any Subsidiary of such Person;

(d)           any payment by the Company or any of its Subsidiaries of management, consulting or similar fees to any Affiliate of the Company, or of fees or other compensation or benefits to any officer, director, employee, consultant or agent of the Company or any of its Subsidiaries, except (i) payments of reasonable fees, compensation and benefits consistent with past practice, and provision of reasonable indemnification, to such officers, employees, consultants and agents for actual services rendered to the

Company and its Subsidiaries in the ordinary course of business, all as determined by the Board of Directors or senior management of the Company in good faith, (ii) payments made pursuant to and in accordance with the provisions of the Employment Agreements, and (iii) payments to directors of the Company and its Subsidiaries of reasonable fees for service in such capacity consistent with past practice and reimbursement of actual out-of-pocket expenses incurred in connection with attending meetings of the boards of directors of the Company and its Subsidiaries and committees thereof, and provision of reasonable indemnification to such directors, all as determined by the Board of Directors of the Company in good faith; and

(e)           any payment of cash by the Company pursuant to Section 2.2 of the Acquisition Agreement.

The amount of any Restricted Payment made in the form of property shall be deemed to be the greater of the fair market value or the net book value of such property.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.

“Sale and Leaseback Transaction” means, with respect to the Company or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sale of the Company” means (i) a sale or other Disposition (including a Disposition by means of a merger or consolidation of the Company with or into another Person or Persons) of outstanding shares of Company Common Stock or Call Securities constituting or representing rights to acquire 50% or more of the shares of Company Common Stock then Outstanding on a Fully Diluted Basis, (ii) any transaction or series of transactions described in Rule 145(a) of the SEC pursuant to or in connection with which the Company shall issue a number of shares of Company Common Stock or Call Securities which constitute or represent rights to acquire in the aggregate a number of shares of Company Common stock equal to or greater than the number of such shares that were Outstanding on a Fully Diluted Basis immediately prior to such transaction or series of transactions, (iii) any other transaction or series of transactions as a result of which Persons who were not holders of Company Common Stock or Call Securities immediately prior to such transaction or series of transactions shall acquire shares of Company Common Stock or Call Securities constituting or representing rights to acquire, immediately following such transaction or series of transactions, 50% of more of the shares Company Common Stock

Outstanding on a Fully Diluted Basis, (iv) a sale or other Disposition of all or substantially all of the assets of the Company or of the capital stock or assets of any of its Subsidiaries (other than the capital stock or assets of Subsidiaries representing in the aggregate less than 50% of the total consolidated assets and less than 50% of the Consolidated Revenues of the Company and its Subsidiaries), and (v) a voluntary or involuntary liquidation, dissolution or winding up of the Company (including any transaction or event that is deemed to be a liquidation, dissolution or winding up of the Company pursuant to any provision of the Certificate of Incorporation of the Company).

“SALLC” means Smart Acquisition, LLC, a Nevada limited liability company.

“SBA” has the meaning specified in Section 6.2(a).

“SBIC Investors” means Seaview and each other Purchaser which is a licensed Small Business Investment Company.

“SBN” has the meaning specified in Section 4.8(a).

“SDI” means Smart Development Corp., a Nevada corporation, and, following the merger of such corporation with and into SALLC pursuant to the terms of the Acquisition Agreement, the surviving entity of such merger.

“SDIAC” means SDI Acquisition Corp., a Nevada corporation.

“SDI Group Financials” has the meaning specified in Section 4.8(a).

“SDI Stockholder” means Johan Hendrik Smit Duyzentkunst, an individual.

“Seaview” means Seaview Mezzanine Fund LP, a Delaware limited partnership.

“Seaview Initial Warrants” has the meaning specified in Section 2.2.

“Seaview Preferred Shares” has the meaning specified in Section 2.2.

“SEC” means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Authority.

“Second Closing Date” has the meaning specified in Section 2.3(b).

“Securities Account” means, with respect to any Person, any securities account maintained by such Person with any bank, securities broker or dealer, or other financial intermediary, in which such bank, broker, dealer or financial intermediary either directly or through a nominee or depository holds investment securities for the account of such Person.

“Securities Act” means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

“Security Agreement” has the meaning specified in the Note Purchase Agreement.

“Security Documents” has the meaning specified in the Note Purchase Agreement.

“Series A Preferred” has the meaning specified in the Recitals to this Agreement.

“Software” has the meaning specified in Section 4.21(a).

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32)(A) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Special Documents” means the Acquisition Agreement, the Employment Agreements and the Registration Rights Agreement.

“Subsidiary” of any Person means (a) any corporation with respect to which more than 50% of the issued and outstanding Voting Equity Interests of such corporation (irrespective of whether at the time Equity Interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

“Subsidiary Guarantee” means a guarantee in the form of Exhibit C to the Note Purchase Agreement executed by each Subsidiary of the Company on the Initial Closing Date, as from time to time amended, modified or supplemented in accordance with its terms.

“Swap Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any similar master agreement, including any such obligations or liabilities under any such master agreement or any schedule thereto.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“TICC” means Technology Investment Capital Corp., a Maryland corporation.

“TICC Initial Warrants” has the meaning specified in Section 2.2.

“TICC Preferred Shares” has the meaning specified in Section 2.2.

“Trademark” means, with respect to any Person, all of the following in which such Person now holds or hereafter creates or acquires any interest:  (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, domain names, URL’s, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions and renewals thereof; (c) all goodwill associated with or symbolized by any of the foregoing; and (d) all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any Trademark, including damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any Trademark.

“Trademark License” means, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right to use any Trademark, including any sublicense thereof.

“Trademark Security Agreement” has the meaning specified in the Note Purchase Agreement.

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement and any other instruments or documents now or hereafter executed and delivered pursuant to or in connection with this Agreement, but excluding the Note Documents.

“Unfunded Pension Liabilities” means, with respect to any Pension Plan on any date of determination, the excess (if any) of that Pension Plan’s benefit liabilities over the current value of that Pension Plan’s assets calculated in accordance with the definition of “amount of unfunded benefit liabilities” as such term is described in Section 4001(a)(18) of ERISA and using, for purposes of such calculation, the valuation rules that apply to Pension Plans placed into trusteeship by the PBGC.

“Uniform Commercial Code” has the meaning specified in the Note Purchase Agreement.

“Voting Equity Interest” means, with respect to any Person, (a) in the case of any Person which is a corporation, any share of capital stock of such Person having the right to vote (other than solely upon the occurrence of a contingency) with respect to the election of members of the board of directors of such corporation, or (b) in the case of a Person which is a partnership, limited liability company, or other entity (other than a corporation), any Equity Interest of such Person having the right to vote for or consent to (other than solely upon the occurrence of a contingency) the election or appointment of directors or managers (or persons performing similar functions) of such Person, or with respect to which the holder of such Equity Interest is entitled to manage (alone or together with holders of other such Equity Interests) the operations of such Person.

“Warrants” has the meaning specified in Section 2.1.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

“Wholly-owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person all of the Equity Interests (and all rights and options to purchase such Equity Interests) of which, other than directors’ qualifying shares, are owned, beneficially and of record, by such Person, or by such Person and one or more other Wholly-owned Subsidiaries of such Person, or by one or more other Wholly-owned Subsidiaries of such Person.

“Withdrawal Liabilities” means, as of any date of determination, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Company and its ERISA Affiliates made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

“Works” has the meaning specified in Section 4.21(c).

Section 1.2.            Accounting Principles.

(a)           Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(b)           References herein to “fiscal year”, “fiscal quarter” and “fiscal month” refer to such fiscal periods of the Company, which shall not be changed without the prior written approval of the Majority Purchasers.

(c)           If at any time after the date hereof any change in GAAP is occasioned by promulgation of rules, regulations, pronouncements or opinions by or is otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and such change would affect the calculation of any financial ratio or other financial requirement set forth in this Agreement or any other Transaction Document, then upon the request of either the Company or the Majority Purchasers, the Company and the Majority Purchasers shall negotiate in good faith to amend such ratio or requirement so as to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such financial ratio or requirement shall continue to be computed in accordance with GAAP as in effect immediately prior to such change therein, and (ii) the Company shall provide to each of the Purchasers financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3.            Rules of Construction.  References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided.  Singular words shall connote the plural as well as the singular, and vice versa (except as otherwise indicated), as may be appropriate.  “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”.  Except as otherwise specified herein, references to any Person include the successors and assigns of such Person.  Unless otherwise specified, references “from” any date mean “from and including,” and references “to” any date mean “to but not including.”  References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.  The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or subsection.  Reference herein to any section or subsection refers to such section or subsection (as the case may be) of this Agreement.  Each covenant or agreement contained in this Agreement shall be construed (absent express provision to the contrary) as being independent of each other covenant or agreement contained herein, so that compliance with any one covenant or agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant or agreement.  Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.  References herein to the “knowledge” of any Person that is not an individual shall be deemed to refer to knowledge by a Responsible Officer of such Person.

Section 2.               Issuance and Sale of Preferred Shares and Warrants.

Section 2.1.            Authorization of Preferred Shares and Warrants. The Company has duly authorized the issuance and sale of (a) 25,000 shares of  Series A Preferred and (b) its Warrants, initially exercisable to purchase an aggregate of 1,708,750 shares of authorized but unissued Company Common Stock (subject to adjustment as provided in the Warrants), at an initial exercise price of $2.00 per share (subject to adjustment as provided in the Warrants), to be exercisable in whole or in part at any time and from time to time during the period commencing on the date of issuance thereof and ending on the fifth (5th) consecutive anniversary of the Initial Closing Date, and to be substantially in the form of Exhibit B hereto attached (all such Warrants issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the “Warrants” and each individually a “Warrant”).

Section 2.2.            Sale and Purchase of Preferred Shares and Warrants.  On the Initial Closing Date, subject to satisfaction or waiver by TICC in writing of the conditions set forth in Section 6.1, the Company hereby agrees to issue and sell to TICC, and TICC hereby agrees to purchase, for an aggregate purchase price of $20,000,000, (i) an aggregate of 20,000 shares of Series A Preferred (the “TICC Preferred Shares”), and (ii) Warrants initially exercisable to purchase an aggregate of 1,167,000 shares of Company Common Stock (the “TICC Initial Warrants”).  On the Second Closing Date, subject to satisfaction or waiver by Seaview in writing of the conditions set forth in Section 6.2, the Company hereby agrees to issue and sell to Seaview, and Seaview hereby agrees to purchase, for an aggregate purchase price of $5,000,000, (i) an aggregate of 5,000 shares of Series A Preferred (the “Seaview Preferred Shares”), and (ii) Warrants (the “Seaview Initial Warrants”) initially exercisable to purchase an aggregate number of shares of Company Common Stock equal to 25% of the aggregate number of such shares for which the TICC Initial Warrants are then exercisable (after giving effect to any adjustments thereto that may have been required during the period since the Initial Closing Date), at the same exercise price per share that is then applicable to the TICC Initial Warrants (after giving effect to any such adjustments).

Section 2.3.            Closing.

(a)           Initial Closing.  The sale and delivery of the TICC Preferred Shares and TICC Warrants to be issued to TICC hereunder shall take place at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022 at 10:00 a.m., New York time on September 16, 2005 (or such other time and place as the parties shall agree) (herein called the “Initial Closing Date”).  On the Initial Closing Date, subject to the satisfaction or waiver by TICC in writing of the conditions specified in Section 6.1, the Company will deliver to TICC the TICC Preferred Shares and the TICC Initial Warrants against payment of the purchase price thereof to the Company in immediately available funds at such bank account or accounts as the Company shall specify by written notice to TICC at least two Business Days prior to the Initial Closing Date.  In addition, the fees payable by the Company on the Initial Closing Date pursuant to Section 2.4, and the expenses of TICC and Seaview incurred through the Initial Closing Date and required to be reimbursed by the Company pursuant to Section 13.2 hereof (including the fees and disbursements of Nixon Peabody LLP and Breslow & Walker, LLP) shall be paid in full by the Company on the Initial Closing Date.

(b)           Second Closing.  The sale and delivery of the Seaview Preferred Shares and Seaview Warrants to be issued to Seaview hereunder on the Second Closing Date shall take place at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022 at 10:00 a.m., New York time on such date, prior to the Exchange Date and not later than 60 days after the Initial Closing Date, as the conditions set forth in 6.2 hereof shall be satisfied or waived in writing by Seaview, which date shall be specified by Seaview by written notice delivered to TICC and the Company not less than three (3) Business Days prior thereto (herein called the “Second Closing Date”).  On the Second Closing Date, subject to the satisfaction or waiver by Seaview in writing of the conditions specified in Section 6.2, the Company will deliver to Seaview the Seaview Preferred Shares and the Seaview Initial Warrants against payment of the purchase price thereof to the Company in immediately available funds at such bank account or accounts as the Company shall specify by written notice to Seaview at least two Business Days prior to the Second Closing Date.  If Seaview shall not purchase any Preferred Shares hereunder prior to the Exchange Date and in any event within 60 days after the Initial Closing Date, then Seaview’s right to purchase Preferred Shares hereunder shall terminate.

(c)           Repurchase of Certain TICC Preferred Shares and TICC Initial Warrants.  TICC and the Company hereby agree that, on the Second Closing Date immediately following the purchase of the Seaview Preferred Shares and Seaview Warrants by Seaview, the Company shall repurchase from TICC 5,000 of the TICC Preferred Shares, together with TICC Initial Warrants exercisable to purchase an aggregate number of shares of Company Common Stock equal to the aggregate number thereof for which the Seaview Initial Warrants are initially exercisable, for a purchase price equal to the sum of $5,000,000 plus the aggregate amount of all unpaid dividends accrued in respect of such repurchased shares from the Initial Closing Date to the Second Closing Date, payable in cash on the Second Closing Date in immediately available funds to such account as TICC shall specify to the Company in writing.  The TICC Preferred Shares and TICC Initial Warrants so repurchased shall be cancelled and shall not be reissued.

Section 2.4.            Closing Fees.  On the Initial Closing Date, the Company shall pay to TICC a fully earned and non-refundable fee in an amount equal to $300,000. On the Second Closing Date, the Company shall pay to Seaview a fully earned and non-refundable fee in an amount equal to $100,000; provided that, if Seaview shall not purchase Preferred Shares hereunder within 60 days after the Initial Closing Date, and shall not purchase Notes within such period pursuant to Section 2.2(d) of the Note Purchase Agreement, then the Company shall pay to TICC, on the 61st day following the Initial Closing Date (or, if such day is not a Business Day, on the next succeeding Business Day), an additional fully earned and non-refundable closing fee in the amount of $100,000.

Section 2.5.            Right to Exchange Preferred Shares for Notes.

(a)           Exchange Option.  The Purchasers shall have an option (the “Exchange Option”) exercisable by the Majority Purchasers at any time to exchange any or all of the outstanding Preferred Shares owned by such Purchasers for Notes, at the rate of $1,000 principal amount of Notes for each Preferred Share.  The Exchange Option may be exercised upon written notice thereof given to the Company by the Majority Purchasers, stating the date on which such exchange of Preferred Shares for Notes shall occur (the “Exchange Date”), which date shall be not less than two (2) Business Days nor more than ten (10) Business Days after the date of such notice.  Notwithstanding the foregoing, the Exchange Option may be exercised in any event by any Purchaser upon written notice to the Company and the other Purchasers at any time after the earlier of (i) ten (10) Business Days after the date on which TICC shall receive a license from the California Department of Corporations pursuant to the California Finance Lenders Law and (ii) May 3, 2006.

(b)           Exchange of Notes for Shares.  The issuance, sale and delivery of Notes in exchange for Preferred Shares shall be effected in accordance with the provisions of Section 2.2(b) of the Note Purchase Agreement.

(c)           Payment of Remaining Accumulated Dividends.  Not later than 2:00 p.m. (New York City time) on the Exchange Date, the Company shall pay to each Purchaser which is exchanging Preferred Shares on such Exchange Date in immediately available funds the amount of all unpaid dividends accrued on the Preferred Shares being exchanged by such Purchaser to but not including such Exchange Date (whether or not earned or declared).

Section 2.6.            Additional Warrants.  If, on or prior to the first anniversary of the Initial Closing Date, the Company shall not have completed a Qualified IPO, then on such date the Company shall execute, issue and deliver to each of the Purchasers, pro rata in accordance with the respective amounts of the aggregate Liquidation Price of Preferred Shares held by them and/or the aggregate principal amount of Notes held by them, without the payment of any additional consideration by the Purchasers, additional Warrants (the “Additional Warrants”) initially exercisable to purchase an aggregate of 250,000 shares of Company Common Stock (subject to adjustment as therein provided) at an initial exercise price of $2.00 per share (subject to adjustment as therein provided); provided that if after the Initial Closing Date and on or prior to such first anniversary date, any event shall have occurred that under the terms of the Additional Warrants would have required an adjustment in the number of shares of Company Common Stock issuable thereunder or in the exercise price thereof, or both, then such initial aggregate number of shares and/or initial exercise price of the Additional Warrants shall be adjusted on the date of issuance thereof in such manner as would have been the case if the Additional Warrants had been issued on the Initial Closing Date and had been outstanding at all times thereafter to and including such first anniversary date.  The rights of the Purchasers and the obligations of the Company under this Section 2.6 shall survive the redemption or repurchase of the Preferred Shares, the exercise of the Exchange Option, and the enforcement of any provision hereof or thereof, and shall also apply to Seaview with respect to any Notes purchased by it pursuant to Section 2.2(d) of the Note Purchase Agreement.

Section 2.7.            Conditional Right to Repurchase Warrants.  If, at any time while any Warrants are outstanding and unexercised, the Company shall complete a Qualified IPO and the initial offering price to the public per share of the Company Common Stock issued and sold in such Qualified IPO shall be equal to or greater than $5.00 (subject to adjustment for stock splits, stock dividends and the like), then, upon written notice (the “Repurchase Notice”) given by the Company to each holder of such Warrants not less than 30 days prior to the date of completion of such Qualified IPO (which notice shall refer to this Section 2.7 and shall state the date on which such Qualified IPO is expected to be completed and the anticipated initial offering price to the public of the shares of Company Common Stock expected to be offered and sold therein), the Company shall have the right to repurchase from each such holder, at any time within 30 days after the date such Qualified IPO is completed, all unexercised Warrants then held by such holders at a purchase price equal to the product of $.01 multiplied by the number of shares of Company Common Stock for which such Warrants can then be exercised; provided, however, that at all times on or prior to the date of completion of such Qualified IPO, each such holder shall have the right to exercise any or all of the Warrants held by it in accordance with their terms, and the right of repurchase set forth herein shall not apply to any Warrants so exercised.  The rights and obligations of the Company and such holders under this Section 2.7 shall survive the redemption or repurchase of the Preferred Shares, the exercise of the Exchange Option, and the enforcement of any provision hereof or thereof.  At least two (2) Business Days prior to date of completion of such Qualified IPO, the Company shall advise each such holder of the actual initial offering price to the public of the shares of Company Common Stock be offered and sold therein and the aggregate number of shares of Company Common  Stock to be offered and sold for the account of the Company therein.

Section 3.               Redemption and Repurchase of Preferred Shares.

Section 3.1.            Mandatory Redemption of Preferred Shares in Certain Events.

(a)           The Preferred Shares shall be redeemed by the Company in full on the Maturity Date in accordance with the terms thereof set forth in the Company Charter, for their Liquidation Price of $1,000 per Preferred Share, together with all unpaid dividends accrued thereon to the Maturity Date.

(b)           Upon receipt by the Company or its Subsidiaries of any Net Cash Proceeds resulting from:

(i)            any Initial Public Offering or other public or private offering, issuance and sale of Equity Interests of the Company, other than Net Cash Proceeds received in connection with (A) a Qualified Equity Financing completed on or prior to June 16, 2006, (B) issuances of Equity Interests of the Company as full or partial consideration for or to finance a Permitted Acquisition, (C) any issuance relating solely to employee benefit plans or solely to a transaction described in Rule 145(a) of the SEC), and (D) the sale of the Seaview Preferred Shares to Seaview,

(ii)           the issuance and sale of debt securities of the Company or any of its Subsidiaries or of any other incurrence of Indebtedness by the Company and its Subsidiaries (other than the issuance and sale of the Notes and the incurrence of Indebtedness pursuant to the Note Purchase Agreement),

(iii)          a Sale of the Company, or any other sale or other Disposition of assets or property of the Company or its Subsidiaries, other than in the ordinary course of business, or

(iv)          subject to the provisions of the last sentence of this subsection (b), the receipt of payment due from any policy of property or casualty insurance in respect of any loss or damage to Collateral or other assets or property of the Company or its Subsidiaries covered by such policy, the Company shall (A) deliver to each of the Purchasers an Officer’s Certificate setting forth the amount of such Net Cash Proceeds and containing a calculation in reasonable detail of such amount and a description of the transaction giving rise thereto, and (B) redeem and repurchase such number of Preferred Shares from the Purchasers (pro rata in accordance with the respective numbers of Preferred Shares at the time held by each, and in each case rounded down to the nearest whole share), at a purchase price equal to the sum of $1,000 per Preferred Share plus all unpaid dividends accrued thereon to the date of such payment, in such manner that the aggregate purchase price of the Preferred Shares so redeemed shall be equal (to the nearest whole share) to the amount of such Net Cash Proceeds; provided that if both Preferred Shares and Notes are outstanding, such Net Cash Proceeds shall be shared among the respective holders thereof pro rata in accordance with the aggregate outstanding amounts of the Liquidation Price and/or principal amounts thereof.  No such repurchase or redemption need be made out of the insurance proceeds referred to in clause (iv) above, and such proceeds may be retained by the Company or its Subsidiaries, in any case where (x) the amount of such insurance proceeds does not exceed $100,000 and (y) no Non-Compliance or Event of Non-Compliance shall have occurred and be continuing, provided that such proceeds shall be used to repair or replace the property so damaged or destroyed.

Section 3.2.            Optional Repurchase of Preferred Shares.  Upon notice given as provided in Section 3.3, the Company, at its option, may at any time or from time to time repurchase any or all of the Preferred Shares (in an aggregate amount of 100 Preferred Shares or any greater amount which is an even multiple of 100, or any lesser amount that shall constitute the remaining number of outstanding Preferred Shares), pro rata from each of the Purchasers in accordance with the respective aggregate numbers of Preferred Shares at the time held by them, at a purchase price equal to $1,000 per share (plus, in respect of any such repurchase made on or prior to the first anniversary of the Initial Closing Date, a premium of $50 per share, except that no such premium shall be payable if such repurchase is made out of the Net Cash Proceeds of a substantially concurrent Sale of the Company or Qualified Equity Financing), plus all unpaid dividends accrued on the Preferred Shares being repurchased to the date of such repurchase.

Section 3.3.            Notice of Optional Repurchase.  The Company shall exercise its option to repurchase Preferred Shares pursuant to Section 3.2 by giving written notice thereof to each of the Purchasers not less than 30 nor more than 60 days prior to the date fixed for such repurchase.  Such notice shall specify (a) the date fixed for such repurchase, and (b) the purchase price therefor to be paid on such date, including the amount of accrued dividends to be paid on such date.  Notice of repurchase having been so given, the Preferred Shares to be repurchased as specified in such notice shall be repurchased on the specified repurchase date in accordance with the foregoing provisions of this Section 3.

Section 3.4.            Manner, Time and Allocation of Payments.  Each amount payable hereunder or upon redemption or repurchase of Preferred Shares, and all payments of dividends on the Preferred Shares, shall be paid in Dollars, by wire transfer or other immediately available funds, without deduction, set-off or counterclaim, to the Purchasers at such accounts and banks as shall be designated by the respective Purchasers from time to time by written notice to the Company, not later than 2:00 p.m. (New York City time) on the day on which such amount is due hereunder.  Any amount received later than 2:00 p.m. (New York City time) on any day shall be deemed received on the next succeeding Business Day.

Section 4.               Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that, as of the Initial Closing Date after giving effect to the Acquisition Transactions and the transactions contemplated by this Agreement:

Section 4.1.            Corporate Existence and Power.  Each of the Company and its Subsidiaries (a) is a corporation or (as the case may be) a limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, (b) is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, and (c) has all requisite power (corporate or limited liability company, and other) to own its respective properties and to carry on its respective businesses as now being conducted and as proposed to be conducted, and to execute, deliver and perform its Obligations under the Transaction Documents to which it is respectively a party.

Section 4.2.            Corporate Authority.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Board of Directors and stockholders of the Company.  The execution, delivery and performance by each Subsidiary of the Company of the Transaction Documents to which such Subsidiary is a party have been duly authorized by all necessary corporate or (as the case may be) limited liability company action on the part of such Subsidiary.

Section 4.3.            Binding Effect.  This Agreement and each of the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and are the legal, valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity.  Each of the Transaction Documents to which any Subsidiary of the Company is a party has been duly executed and delivered by such Subsidiary and is the legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.4.            Liens and Security Interests.   On the Exchange Date, the Liens and security interests created pursuant to the Security Documents will constitute legal, valid and perfected first priority Liens and security interests in all of the Collateral purported to be covered thereby, subject to no other Liens except Permitted Liens.

Section 4.5.            No Conflicts with Agreements, Etc.  Neither the execution and delivery by the Company of this Agreement or any of the other Transaction Documents to which it is a party, nor the execution and delivery by any Subsidiary of the Company of any of the Transaction Documents to which it is a party, nor the offering, issuance or sale of the Preferred Shares nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant to the Security Documents) on any properties or assets of the Company or its Subsidiaries pursuant to, the Organizational Documents of the Company or any of its Subsidiaries, or any contract, agreement, mortgage, indenture, lease or instrument to which any of them is a party or by which any of them is bound or to which any of them or any of their respective assets are subject, or any Requirement of Law to which any of them or any of their respective assets are subject.

Section 4.6.            Consents, Etc.  No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or any nongovernmental Person, including any creditor or stockholder of the Company or any of its Subsidiaries, is required in connection with the execution or delivery by the Company of this Agreement or the other Transaction Documents to which the Company is a party, or in connection with the execution or delivery by any Subsidiary of the Company of the Transaction Documents to which it is respectively a party, or the performance by the Company or such Subsidiary of its obligations hereunder and thereunder, or as a condition to the legality, validity or enforceability of this Agreement or any other Transaction Document, except for filing of financing statements required in order to perfect the Liens of the Collateral Agent in the Collateral or to exercise remedies thereunder, and except for such consents, approvals, authorizations, declarations, registrations or filings as are listed in Schedule 4.6, all of which have been or will on or prior to the Initial Closing Date be obtained and are or will then be in full force and effect.

Section 4.7.            Equity Interests.

(a)           The authorized Equity Interests of the Company consist of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock, including 25,000 shares of Series A Preferred Stock.  Set forth in Schedule 4.7 is a true and complete list of the holders of five percent (5%) or more of the outstanding shares of Company Common Stock and of all of the Company Preferred Stock, and of all outstanding Options, Convertible Securities and other Call Securities (each as defined below), together with the number of such shares of each class, or amount of Options, Convertible Securities or other Call Securities, held by each such holder.  All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and non-assessable.  Except as set forth in Schedule 4.7 and except for the Warrants, there are no outstanding (i) options, warrants or rights to subscribe for or purchase, or agreements (contingent or otherwise) providing for the issuance of, or calls, commitments or claims of any character relating to, any shares of Company Common Stock or Company Preferred Stock (“Options”), (ii) securities (including debt securities and equity securities) that are or by their terms may become convertible into or exchangeable for any shares of Company Common Stock or Company Preferred Stock (“Convertible Securities”), or (iii) options, warrants or rights to subscribe for or purchase, or agreements (contingent or otherwise) providing for the issuance of, or calls, commitments or claims of any character relating to, any Convertible Securities (together with Options and Convertible Securities, “Call Securities”).  Except as set forth in Schedule 4.7, none of the authorized Equity Interests of the Company constitutes Redeemable Stock, and the Company has no obligation, whether mandatory or at the option of any other Person, at any time to redeem or repurchase any shares of Company Common Stock or Company Preferred Stock or any Call Securities, pursuant to the terms of the Company’s Organizational Documents or by contract or otherwise.

(b)           The shares of Company Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance upon such exercise and, when issued and delivered against payment therefor as provided therein, will be duly authorized, validly issued, fully paid and non-assessable and subject to no Liens in respect of the issuance thereof.

Section 4.8.            Existing Financial Statements; Projections; No Material Change.

(a)           The Company has delivered to the Purchasers true and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2003 and 2004, and the related audited consolidated statements of income, retained earnings and cash flows for each of the fiscal years then ended, together with the notes thereto and the reports thereon of the Accountants (the “Audited Financial Statements”), (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2005, and the related unaudited consolidated statements of income, retained earnings and cash flows for the nine-month then ended (the “Interim Financial Statements”), and (iii) the unaudited combined balance sheets of SDI and its Affiliate SBN Peripherals, Inc. (“SBN”) as of October 31, 2003 and 2004 and as at June 30, 2005 and the related unaudited combined statements of income of SDI and SBN for each of the two fiscal years ended October 31, 2004 and the twelve months ended June 30, 2005 (collectively, the “SDI Group Financials”; the Audited Financial Statements, the Interim Financial Statements and the SDI Group Financials are sometimes hereinafter collectively referred to as the “Existing Financial Statements”).  The Existing Financial Statements have been prepared in accordance with GAAP (except as noted thereon) consistently applied throughout the periods involved, and present fairly, in all material respects, the consolidated financial position and related consolidated income, retained earnings and cash flows of the Company and its Subsidiaries and the combined financial position and income of SDI and SBN (the “SDI Group”) as at each of the dates and for each of the periods covered thereby, subject, in the case of the Interim Financial Statements and the SDI Group Financials, to non-material year-end audit adjustments and absence of the notes required by GAAP.

(b)           As of the date of each of the balance sheets included in the Existing Financial Statements, neither the Company nor any of its Subsidiaries, nor the SDI Group had any Indebtedness or liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto.

(c)           The Projections, a true and complete copy of which is attached hereto as Schedule 4.8(c), are reasonable in light of the historical operations and results of the Predecessor Company, represent management’s good faith best estimate of the future operating performance of the Company and its Subsidiaries and were prepared on an accounting basis consistent with the Audited Financial Statements. The Projections reflect all adjustments recommended by the Accountants.

(d)           The pro forma balance sheet of the Company as of June 30, 2005, a copy of which is attached hereto as Schedule 4.8(d), presents fairly in all material respects, in conformity with GAAP applied on a basis consistent with the Audited Financial Statements, the consolidated financial position of the Company as of such date, as adjusted to give effect (as if such events had occurred on such date) to (i) the Acquisition Transactions, (ii) the transactions contemplated by the Stock Purchase Agreement, and (iii) the payment of all legal, accounting and other fees and expenses related thereto to the extent known at the time of the preparation of such balance sheet.

(e)           Except as set forth in Schedule 4.8(e), there has not been, since September 30, 2004:

(i)            any change in the business, financial condition, properties, operations or prospects of the Company and its Subsidiaries from that reflected in the Audited Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;

(ii)           any resignation or termination of any officers or key employees of the Company or any of its Subsidiaries, and the Company and its Subsidiaries have no knowledge of any impending resignation or termination of employment of any such officer or key employee;

(iii)          any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv)          any damage, destruction or loss, whether or not covered by insurance, which has had a Material Adverse Effect;

(v)           any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(vi)          any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(vii)         any material change in any compensation arrangement or agreement with any employee, officer or director of the Company or any of its Subsidiaries;

(viii)        any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(ix)           to the knowledge of the Company and its Subsidiaries, any labor organization activity with respect to any employees of the Company or any of its Subsidiaries;

(x)            any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(xi)           any sale, assignment or transfer of any Patents, Trademarks, Copyrights, trade secrets or other Intellectual Property by the Company or any of its Subsidiaries;

(xii)          any change in any Material Contract that could reasonably be expected to have a Material Adverse Effect;

(xiii)         any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and that is not material to the business, properties, financial condition, operations or prospects of the Company or any of its Subsidiaries;

(xiv)        any Lien  on any asset of the Company or any of its Subsidiaries except Permitted Liens;

(xv)         any action, suit, proceeding or investigation against the Company or any of its Subsidiaries, except any such action, suit, proceeding or investigation that (i) is not material to the business, properties, financial condition, operations or prospects of the Company or any of its Subsidiaries or (ii) is set forth on Schedule 4.8(e);

(xvi)        any written communication received by the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries or any of its products or services has violated any of the Patents or Patent Licenses  and other proprietary rights and processes of any other Person; or

(xvii)       any other events or conditions of any character that, either individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect.

Section 4.9.            Subsidiaries.  Set forth in Schedule 4.9 attached hereto is a true and complete list of all direct and indirect Subsidiaries of the Company, setting forth as to each such Subsidiary its jurisdiction of incorporation or organization and the percentage of each class of Equity Interests of such Subsidiary owned by the Company or a Subsidiary of the Company.  Neither the Company nor any Subsidiary of the Company owns any Equity Interests of any Person other than the Subsidiaries listed in Schedule 4.9.  The Company and its Subsidiaries have good title to all of the Equity Interests owned by them of each of the Company’s direct and indirect Subsidiaries, free and clear in each case of any Lien other than Permitted Liens.  All of the Equity Interests of each Subsidiary have been duly and validly issued, and are fully paid and non-assessable and owned of record or beneficially by the Company and/or one or more of its Subsidiaries.  There are no securities outstanding that are convertible into or exchangeable for any Equity Interests of the Company’s Subsidiaries, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any Equity Interests of the Company’s Subsidiaries or any securities convertible into or exchangeable for any such Equity Interests.

Section 4.10.          Litigation.

(a)           Except as set forth on Schedule 4.10, there are no actions, suits or proceedings pending, or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries or any properties or rights of any of them which, if adversely determined, individually or in the aggregate would have a Material Adverse Effect.

(b)           There are no actions, suits or proceedings pending, or, to the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Authority.

Section 4.11.          No Violation of Law; No Non-Compliance.

(a)           None of the Company or its Subsidiaries is now, or will be after or as a result of giving effect to the transactions contemplated herein, in default under or in violation of any Order of any court, arbitrator or Governmental Authority or of any federal, state, local or foreign Requirement of Law, which default or violation could reasonably be expected to have a Material Adverse Effect.  In particular, without limiting the generality of the foregoing, the Company and its Subsidiaries are in compliance in all material respects with the provisions of the Telemarketing Sales Rule of the Federal Trade Commission, 16 U.S.C. Part 310, including the “Do-Not-Call” provisions thereof, the regulations of the Federal Communications Commission with respect to Restrictions on Telemarketing and Telephone Solicitation, 47 C.F.R. Section 64.1200(a) — (f), including the “Do-Not-Call” provisions thereof, and similar state laws and regulations.

(b)           Neither the Company nor any of its Subsidiaries is in default under or with respect to any provision of any security issued by any such Person, of any of their respective Organizational Documents, or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which any such Person is a party or by which it or any of its property is bound which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Initial Closing Date, create an Event of Non-Compliance under Section 12.1(e).

(c)           No Non-Compliance or Event of Non-Compliance will exist on the Initial Closing Date immediately after giving effect to the execution and delivery by the Company and its Subsidiaries of this Agreement and the other Transaction Documents and the incurrence by them of their respective obligations hereunder and thereunder, including the grant or perfection of any Lien on the Collateral granted pursuant to the Security Documents.

Section 4.12.          Title to Properties.  The Company and its Subsidiaries own no real property.   Schedule 4.12 sets forth a true and complete list of all leases of real property to which any of such Persons is a party, identifying the parties to each such lease and the property to which it relates.  True and complete copies of all such leases, together with all amendments, modifications and supplements thereto to the date hereof, have been delivered to the Purchasers.  Each of the Company and its Subsidiaries has valid leasehold interests in all real property leased by it, and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each case, necessary or used in the ordinary conduct of their respective businesses, subject to no Liens other than Permitted Liens.

Section 4.13.          Taxes.  The Company and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with GAAP, and no notice of Lien has been filed or recorded in respect of any such taxes. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, either individually or in the aggregate, have a Material Adverse Effect.

Section 4.14.          Labor Matters.

(a)           Except as set forth in Schedule 4.14, (i) no strikes, work stoppages, slowdowns or other labor disputes or grievances against the Company or any of its Subsidiaries are pending or, to the Company’s knowledge, threatened, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (ii) none of the Company or any of its Subsidiaries is a party to any collective bargaining agreement and none of them has any knowledge of any pending or threatened effort to organize any of their employees, (iii) there are no representation proceedings pending or, to the Company’s knowledge, threatened before the National Labor Relations Board, and no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition, (iv) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company or any of its Subsidiaries has been filed or, to the best knowledge of the Company and its Subsidiaries, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor has any grievance been filed or, to the best knowledge of the Company and its Subsidiaries, threatened to be filed, against the Company or any of its Subsidiaries by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any such Subsidiary is a party or is bound, and (v) the Company and its Subsidiaries are in compliance with the Fair Labor Standards Act and all other applicable federal, state, local and foreign Requirements of Law relating to the employment of labor, except such non-compliance as individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b)           Schedule 4.14 sets forth a true and complete list of all employees representing executive management of the Company and its Subsidiaries and all independent contractors or consultants hired or engaged by the Company or any of its Subsidiaries.  Except as set forth on Schedule 4.14, the employment of all Persons and officers employed by the Company and each of its Subsidiaries in connection with the preceding sentence is terminable at will without any penalty or severance obligation of any kind on the part of the employer.  Except as set forth on Schedule 4.14, all sums due for employee compensation and benefits and all vacation time owing to any employees of any of the Company and its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries.

(c)           None of the Company or its Subsidiaries has knowledge that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company’s or its Subsidiaries’ business as proposed to be conducted.

Section 4.15.          Environmental Matters. Except as set forth in Schedule 4.15:

(a)           The Company and its Subsidiaries, and their respective operations and properties, are in compliance in all material respects with all applicable Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(b)           The Company and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any applicable Environmental Law and necessary for their respective operations (“Environmental Permits”), all such Environmental Permits are in good standing and in full force and effect, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain, to maintain in good standing and in full force and effect, or to be in compliance with such Environmental Permits could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(c)           None of the Company, any of its Subsidiaries or any of their respective present properties or operations is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, with respect to any Environmental Law, Environmental Matter or Hazardous Material which could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(d)           There are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Company or its Subsidiaries, or arising from operations of the

Company or its Subsidiaries prior to the Initial Closing Date, that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

Section 4.16.          Compliance with ERISA.

(a)           Neither the Company nor any ERISA Affiliate has established or maintains any Pension Plan or Multiemployer Plan, and no event or fact exists which could give rise to any liability to the Company or any ERISA Affiliate under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.  Schedule 4.16 lists (i) all ERISA Affiliates and (ii) all Plans, including all Welfare Plans, Retiree Welfare Plans and ESOPs and all bonus, commission, profit-sharing, saving, stock option, stock purchase, stock bonus, stock appreciation right, insurance, deferred compensation, or other employee benefit plans or arrangements, maintained or contributed to by the Company or any ERISA Affiliate to its employees or under which the Company or any ERISA Affiliate has any obligation or liability.  Copies of all such listed Plans have been delivered to the Purchasers.

(b)           The Company and each of the ERISA Affiliates is in compliance in all material respects with all requirements of each Plan maintained or contributed to by it or under which it has any obligation or liability, and each Plan complies in all material respects, and is operated in compliance in all material respects, with all applicable provisions of ERISA and the Code, including the timely filing of all reports required under the Code or ERISA, including the statement required by 29 CFR Section 2520.104-23.  Except with respect to Multiemployer Plans, each Pension Plan that is intended to be tax-qualified under Section 401(a) of the Code has been determined by the IRS to qualify thereunder, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Except for claims for benefits made in the ordinary course of business of the Company and its Subsidiaries, no material proceeding, claim, lawsuit and/or investigation is pending concerning any Plan.  All required contributions have been made in accordance with the provisions of each Pension Plan and Multiemployer Plan, and with respect to the Company or any ERISA Affiliate, there are no material Unfunded Pension Liabilities or Withdrawal Liabilities.

(c)           No ERISA Event has occurred or is expected to occur with respect to any Pension Plan, Multiemployer Plan or other Plan which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d)           The Company and the ERISA Affiliates currently comply and have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

Section 4.17.          Material Contracts.  Schedule 4.17 contains a list of all Material Contracts to which the Company or any of its Subsidiaries is a party (other than leases listed on Schedule 4.12 and Licenses listed on Schedule 4.20(c)).  True and complete copies of each of the Material Contracts, with all amendments, modifications and supplements thereto to the date hereof, have previously been furnished by the Company to the Purchasers or their representatives.  Each of such Material Contracts is valid, subsisting and in full force and effect.  None of the Company and its Subsidiaries is in breach or violation of any of the terms, conditions or provisions of any of such Material Contracts, and to the best knowledge of the Company no third party to any of the Material Contracts is in breach or violation of any of the terms, conditions or provisions thereof.  Neither the Company nor any of its Subsidiaries has transferred or subordinated any of its rights or interests in any of the Material Contracts, and such rights and interests are subject to no Liens except Permitted Liens.  Neither the Company nor any of its Subsidiaries is a party to any Material Contract or is subject to any restriction contained in the charter or by-laws of any of them which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

Section 4.18.          Insurance.  The Company and its Subsidiaries and their respective properties are insured with insurance companies reasonably believed by the Company to be financially sound and reputable, and which are not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.  A true and complete listing of such insurance, including issuers, coverages and deductibles is set forth in Schedule 4.18.  All premiums in respect of such policies have been paid through the Initial Closing Date.

Section 4.19.          Possession of Franchises, Licenses, Etc.  The Company and its Subsidiaries possess all franchises, certificates, licenses, permits, registrations, and other authorizations from Governmental Authorities, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of their respective properties and assets, and for the conduct of their respective businesses as now conducted, and none of the Company or any of its Subsidiaries is in violation of any thereof in any material respect.

Section 4.20.          Intellectual Property.

(a)           The Company and its Subsidiaries own all right, title and interest in and to, or have valid and enforceable Licenses to use, all of the Intellectual Property used by them in connection with their business as presently conducted (the “Company Intellectual Property”), which represents all intellectual property rights necessary to the conduct of the business of the Company and its Subsidiaries as now conducted and as presently contemplated to be conducted.  The Company and its Subsidiaries are in compliance with the contractual obligations relating to the protection of such of the Company Intellectual Property that it uses pursuant to Licenses.  To the knowledge of the Company and its Subsidiaries, there are no conflicts with or infringements by any third party of any Company Intellectual Property,  and the conduct of the business of the Company and its Subsidiaries as currently conducted or as currently contemplated to be conducted does not and will not conflict with or infringe any proprietary right of any third party.  There is no material claim, suit, action or proceeding pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries:  (i) alleging any such conflict or infringement with any third party’s proprietary rights; or (ii) challenging the ownership or use by the Company or any such Subsidiary of, or the validity or enforceability of, any Company Intellectual Property.

(b)           Schedule 4.20(b) sets forth a true and complete list of all Patents, Patent applications, registered Trademarks (and applications therefor) and registered Copyrights (and applications therefor) used by Company or any of its Subsidiaries in connection with its business as presently conducted (“Listed Intellectual Property”) and the owner of record, date of application or issuance and relevant jurisdiction as to each.  Except as described in Schedule 4.20(b), all Listed Intellectual Property is owned by the Company and its Subsidiaries, free and clear of Liens or claims of any nature. Except as listed in Schedule 4.20(b), no Listed Intellectual Property is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

(c)           Schedule 4.20(c) sets forth a true and complete list of all:  (i) Licenses and other agreements in which the Company or any Subsidiary of the Company or any sublicensee of any thereof has granted to any Person the right to use the Company Intellectual Property; and (ii) all other consents, indemnifications, forbearances to sue, settlement agreements and licensing or cross-licensing arrangements to which the Company or any of its Subsidiaries is a party relating to the Intellectual Property or the proprietary rights of any third party, other than “off-the-shelf” software and the like licensed by the Company or any of its Subsidiaries as licensee.  Except as set forth in Schedule 4.20(c), neither the Company nor any of its Subsidiaries is under any obligation to pay royalties or other payments in connection with any license, sublicense or other agreement, nor restricted from assigning its rights under any sublicense or agreement respecting the Company Intellectual Property nor will the Company nor any of its Subsidiaries otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property.

(d)           No present or former employee, officer or director of the Company or any of its Subsidiaries, or agent or outside contractor of the Company or any of its Subsidiaries, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Intellectual Property.

(e)           Except as set forth on Schedule 4.20(e), to the knowledge of the Company and its Subsidiaries: (i) none of the Company Intellectual Property has been used, divulged, disclosed or appropriated to the detriment of the Company or any of its Subsidiaries for the benefit of any Person other than the Company and its Subsidiaries; and (ii) no employee, independent contractor or agent of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company and its Subsidiaries.

(f)            To the knowledge of the Company and its Subsidiaries, the Company’s and its Subsidiaries’ transmission, use, modification (including framing, if applicable), linking and other practices in respect of content proprietary to any other Person do not infringe or violate any proprietary or other right of any such Person and, to the knowledge of the Company and its Subsidiaries, no claim in respect of any such infringement or violation is threatened or pending.

Section 4.21.          Software.

(a)           Schedule 4.21 hereto lists the operating systems and applications computer software programs and databases used by the Company or any of its Subsidiaries that are material to the conduct of their business as now conducted and as presently contemplated to be conducted, other than “off-the-shelf” software and the like licensed by the Company or any of its Subsidiaries as licensee (collectively, the “Software”), and separately identifies that portion of the Software that was developed by or under contract with the Company and its Subsidiaries (collectively, the “Proprietary Software”). The Company and its Subsidiaries: (i) hold valid licenses to use, reproduce, modify, distribute and sublicense all copies of the Software, other than the Proprietary Software, and (ii) either own, or have a perpetual, royalty-free license to use, reproduce, modify, distribute and sublicense the Proprietary Software, and, except as listed on Schedule 4.21, the Company and its Subsidiaries have not sold, licensed, leased or otherwise transferred or granted any interest or rights in or to any portion thereof.  To the knowledge of the Company and its Subsidiaries, none of the Software used by the Company or any of its Subsidiaries, nor any use thereof, conflicts with, infringes upon or violates any Intellectual Property or other proprietary rights of any other Person and, to the knowledge of the Company and its Subsidiaries, no claim, suit, action or other proceeding with respect to any such infringement or violation is threatened or pending.  Except as set forth on Schedule 4.21, the Company and its Subsidiaries have taken steps reasonably necessary to protect their right, title and interest in and to the Proprietary Software, including the execution of appropriate confidentiality agreements.

(b)           The Company and its Subsidiaries possess or have access to the original and all copies of all documentation and all source code or password protected code, as applicable, for all the Proprietary Software owned by them.  Upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will continue to own all the Proprietary Software owned by them, free and clear of all claims, liens, encumbrances, obligations and liabilities other than Permitted Liens and, with respect to all agreements for the lease or license of Proprietary Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company and its Subsidiaries to continue to use and operate such Software after the Initial Closing Date, the Company and its Subsidiaries will have obtained such consents or taken such other actions so required.

(c)           Any material programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship (“Works”) that were created by employees of the Company or its Subsidiaries were made in the regular course of such employees’ employment or service relationships with the Company and its Subsidiaries using the Company’s and its Subsidiaries’ facilities and resources and, as such, constitute works made for hire.  Each such employee who has created Works or any employee who in the regular course of his employment may create Works and all consultants have signed an assignment or similar agreement with the Company or its Subsidiaries confirming the Company’s or such Subsidiaries’ ownership or, in the alternative, transferring and assigning to the Company or one of its Subsidiaries all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.

Section 4.22.          Deposit Accounts; Securities Accounts.  Schedule 4.22 hereto contains a true and complete list of all Deposit Accounts, and a separate true and complete list of all Securities Accounts maintained by the Company or any of its Subsidiaries, setting forth the name and address of each bank, savings institution or other depositary institution at which each such Deposit Account is maintained and the name and address of each bank, securities broker or dealer, or other financial intermediary at which each such Securities Account is maintained, and stating the title and account number of each such Deposit Account or Securities Account (as the case may be).

Section 4.23.          Interest in Competitors.   Neither the Company nor any of its Subsidiaries, nor any of their respective officers or (to their knowledge) directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding Equity Interests of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company and its Subsidiaries that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity competitive with any activity currently proposed to be conducted by the Company or any of its Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any of its Subsidiaries.

Section 4.24.          Related Party Transactions.  Except as set forth in Schedule 4.24, (i) no officer, director or Affiliate of the Company or its Subsidiaries provides or causes to be provided any assets, services or facilities to the Company or its Subsidiaries, or has entered into any agreement or arrangement to provide such assets, services or facilities to the Company or its Subsidiaries (except, in the case of any such officer or director, for services provided in his or her capacity as such and agreements with respect thereto), (ii) the Company and its Subsidiaries do not provide or cause to be provided any assets, services or facilities to any such officer, director or Affiliate, and have not entered into any agreement or arrangement to provide any such assets, services or facilities to any such Persons (except, in the case of any such officer or director, for compensation and benefits paid to such Person for his or her services in such capacity in the ordinary course of business and agreements and arrangements with respect thereto), and (iii) there are no other leases, Licenses or other contracts or contractual arrangements between the Company or any of its Subsidiaries and any such officer, director or Affiliate.

Section 4.25.          Registration Rights.   Except as set forth in Schedule 4.25 and except as provided in the Registration Rights Agreement, neither the Company nor any of its Subsidiaries is under any obligation to register under the Securities Act any of its outstanding securities or any of its securities that may be issued subsequently.

Section 4.26.          [Reserved].

Section 4.27.          Existing Indebtedness and Contingent Obligations.  Set forth on Schedule 4.27 is a true and complete list and brief description of (a) all Indebtedness of the Company and its Subsidiaries, specifying in each case the name and address of each Person to whom such Indebtedness is owed and the outstanding amount of the principal thereof, accrued interest thereon and any other amounts owed in connection therewith, and indicating in each case whether such Indebtedness is secured and, if so, describing the assets constituting the collateral therefor, and (b) all Contingent Obligations of the Company and its Subsidiaries, including the amounts thereof and the name and address of each Person to whom any such Contingent Obligation is owed, and indicating in each case whether such Contingent Obligation is secured and, if so, describing the assets constituting the collateral therefor.  True and complete copies of all credit agreements, loan agreements, mortgages, indentures, security agreements, notes, guarantees, letters of credit and other agreements, instruments and documents evidencing such Indebtedness and Contingent Obligations, with all amendments thereto, have previously been delivered to the Purchasers or their representatives.

Section 4.28.          Customers.   Set forth on Schedule 4.28 is a true and complete list of the names and addresses of all customers of the Company and its Subsidiaries which accounted for 5% or more of the Company’s and its Subsidiaries’ gross revenues during the fiscal year ended September 30, 2004, together with the respective percentages of the Company’s and its Subsidiaries’ gross revenues represented by each such customer.  Except as set forth on Schedule 4.28, the Company has no notice or knowledge that any such customer will, or has any plan or intention to, cease to purchase products or services from the Company or its Subsidiaries or reduce to a material extent the amount of products and services it purchases from the Company or its Subsidiaries.

Section 4.29.          Eligible Portfolio Company.  The Company is organized under the laws of the State of Montana and has its principal place of business in the State of California.  After giving effect to the transactions contemplated by this Agreement, the Company is neither an investment company as defined in Section 3 of the Investment Company Act nor a company which would be an investment company except for the exclusion from the definition of investment company in Section 3(c) of the Investment Company Act.  The Company does not have any class of securities with respect to which a member of a national securities exchange, broker, or dealer may extend or maintain credit to or for a customer pursuant to rules or regulations adopted by the Board of Governors of the Federal Reserve System under Section 7 of the Exchange Act.

Section 4.30.          Margin Regulations; Public Utility Holding Company Act.

(a)           Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or selling Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)           Neither the Company nor any of its Subsidiaries is a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 4.31.          Solvency.  Both immediately before and immediately after giving effect to the issuance of the Preferred Shares and the transactions contemplated by this Agreement, the Company is, individually, and the Company and its Subsidiaries on a consolidated basis are, Solvent.

Section 4.32.          Foreign Assets Control Regulations and Anti-Money Laundering.

(a)           OFAC.  Neither the Company nor any Subsidiary of the Company (i) is a Person whose property or interest in property is blocked or that has been determined to be subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) knowingly engages in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise knowingly associates with any such person in any manner violative of Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the United States Department of the Treasury on June 24, 2003, as updated from time to time, or subject to the limitations or prohibitions under any other United States Department of the Treasury’s Office of Foreign Assets Control regulation or executive order.

(b)           Patriot Act.  The Company and each of its Subsidiaries are in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Preferred Shares will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 4.33.          Internal Accounting Controls.  The Company and its Subsidiaries have established a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.34.          Offering of Securities.  None of the Company or its representatives has, directly or indirectly, offered any of the Preferred Shares, Warrants or Notes or any security similar to any of them for sale to, or solicited any offers to buy any of the Preferred Shares, Warrants or Notes or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than ten (10) Persons including the Purchasers, and none of the Company or its representatives has taken or will take any action which would subject the issuance or sale of any of the Preferred Shares, Warrants or Notes to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

Section 4.35.          Broker’s or Finder’s Commissions.  Except as set forth on Schedule 4.35 hereto, no broker’s or finder’s fee or commission will be payable by the Company with respect to the issuance and sale of the Preferred Shares, Warrants or Notes.  The Company agrees to indemnify each of the Purchasers and hold each of them harmless against any loss, cost, claim or liability (including reasonable attorneys’ fees and disbursements for the investigation and defense of claims) arising out of or relating to any such actual or alleged fee or commission.

Section 4.36.          Acquisition Transactions.  The Acquisition Agreement and the other agreements and documents contemplated thereby (the “Acquisition Documents”) have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to and consented to in writing by the Purchaser) of all conditions precedent set forth therein, the Acquisition Transactions have been completed in accordance with the terms and provisions of the Acquisition Documents, and the Company or its subsidiaries have acquired and have good and marketable title to the assets and business of SDI and SBN.  All actions and proceedings required by the Acquisition Documents, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable) have been taken and the transactions required thereunder have been duly and validly taken and consummated.  No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the Acquisition Transactions and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the Acquisition Transactions.  The Company has delivered, or caused to be delivered, to the Purchaser true, correct and complete copies of all of the Acquisition Documents, including all amendments thereto.

Section 4.37.          Disclosure.  Neither this Agreement nor any other document, certificate or statement furnished to the Purchasers by or on behalf of the Company in connection herewith, contained, as of its respective date, or now contains, any untrue statement of a material fact or as of any such date omitted, or now omits, to state a material fact necessary in order to make the statements contained herein and therein not misleading.

Section 5.               Representations of the Purchasers.  Each of the Purchasers represents to the Company that (a) it is an “accredited investor,” within the meaning of Rule 501 promulgated by the SEC under the Securities Act, and (b) it is acquiring the Preferred Shares to be purchased by it hereunder for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder.

Section 6.               Closing Conditions.

Section 6.1.            Conditions to Initial Closing.  TICC’s obligations to purchase and pay for the TICC Preferred Shares and TICC Initial Warrants shall be subject to the satisfaction, or waiver by TICC in writing, on or before the Initial Closing Date, of the following conditions:

(a)           Proceedings Satisfactory.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to TICC and its special counsel.

(b)           Deliveries.  TICC and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request, including:

(i)            stock certificates representing the TICC Preferred Shares;

(ii)           the TICC Initial Warrants, each dated the Initial Closing Date and duly executed by the Company;

(iii)          the Registration Rights Agreement, duly executed by the Company;

(iv)          the Note Purchase Agreement, duly executed by the Company, and the Subsidiary Guarantee, duly executed by each Subsidiary of the Company;

(v)           the Security Agreement, duly executed by the Company and each of its Subsidiaries (including all Subsidiaries of the Company existing immediately after giving effect to the Acquisition Transactions) in favor of the Collateral Agent and dated the Initial Closing Date, together with:

(A)          financing statements in proper form for filing under the Uniform Commercial Code in all such jurisdictions as the Collateral Agent may deem necessary or desirable in order to perfect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement,
(B)           stock certificates or other certificates representing all of the issued and outstanding certificated Equity Interests of each direct or indirect Subsidiary of the Company (including all Subsidiaries of the Company existing immediately after giving effect to the Acquisition Transactions), accompanied by stock powers or other transfer documents satisfactory to the Collateral Agent in form and substance duly executed by each holder of such Equity Interests in blank, and
(C)           the originals of all promissory notes owned or held by the Company and such Subsidiaries, accompanied by bond powers or other transfer documents satisfactory to the Collateral Agent in form and substance duly executed by each holder of such notes in blank;

(vi)          a Control Agreement satisfactory in form and substance to the Collateral Agent with (A) each bank or other depositary institution at which any of the Deposit Accounts of the Company or any of its Subsidiaries are located as shown in Schedule 4.22, and (B) each bank, securities broker or dealer or other financial intermediary at which any Securities Accounts of the Company or its Subsidiaries are located as shown in such Schedule, covering all Deposit Accounts and Securities Accounts of the Company and such Subsidiaries, in each case duly executed by the Company or the applicable Subsidiary and by such bank, depositary institution, securities broker or dealer or financial intermediary (as the case may be), together with all other documents which may be necessary or appropriate (in the sole judgment of the Collateral Agent) to grant to the Collateral Agent valid and perfected first priority security interests in such Deposit Accounts and Securities Accounts;

(vii)         Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, each duly executed and acknowledged by the Company and such of its Subsidiaries as own any Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights or Copyright Licenses (as the case may be);

(viii)        such assignments, each satisfactory in form and substance to the Collateral Agent, in respect of any or all of the Material Contracts (including the Licenses) as the Collateral Agent may reasonably request in order to effectuate its security interest therein;

(ix)           certificates dated as of a recent date as to the good standing and payment of taxes of the Company and each of its Subsidiaries in each jurisdiction where any of such Persons is incorporated or is authorized to do business as a foreign corporation;

(x)            certified copies of the Organizational Documents of the Company and each of its Subsidiaries;

(xi)           certified copies of resolutions of the Boards of Directors of the Company and each Subsidiary of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and Note Documents to which the Company or such Subsidiary is respectively a party;

(xii)          certificates as to the incumbency and signatures of each of the officers of the Company and its Subsidiaries who shall execute this Agreement or any other Transaction Document or Note Document on behalf of such respective party;

(xiii)         an Officer’s Certificate, dated the Initial Closing Date, to the effect of the matters stated in Section 6.1(c), (d), (e), (f) and (g) hereof;

(xiv)        an opinion of Gersten Savage, LLP, counsel to the Company in connection with the transactions contemplated by this Agreement, dated the Initial Closing Date and addressed to the Purchasers, covering the matters specified in Exhibit C and such other matters incident to the transactions herein contemplated as TICC may reasonably request;

(xv)         such consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Authorities, and such consents, waivers, amendments, estoppel letters, subordination and nondisturbance agreements, and other agreements and confirmations of bailees, lessors of real and personal property owned or used by the Company and its Subsidiaries and of other nongovernmental third parties  (including a Landlord Agreement signed by each lessor of real property leased by the Company and its Subsidiaries), as the Collateral Agent may deem necessary or desirable in connection with the use, occupancy or operation of the real properties owned or used by the Company and its Subsidiaries, or the assignment or use of any of the Intellectual Property of the Company or its Subsidiaries, or otherwise in order to effectuate or protect the rights and interests of the Collateral Agent in the Collateral;

(xvi)        searches, by a Person satisfactory to Collateral Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to the Collateral confirming that all Collateral constituting personal property is subject to no Liens except Permitted Liens; and

(xvii)       evidence satisfactory to the Collateral Agent that valid policies of insurance are in full force and effect in accordance with the requirements of the Security Documents, in each case naming the Collateral Agent as loss payee and additional insured, as its interests may appear.

(c)           Representations and Warranties True.  The representations and warranties of the Company contained in Section 4 of this Agreement and in the other Transaction Documents and Note Documents shall be true on and as of the Initial Closing Date with the same effect as if such representations and warranties had been made on and as of the Initial Closing Date.

(d)           Performance of Obligations.  The Company shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Initial Closing Date.

(e)           No Non-Compliance.  There shall exist on the Initial Closing Date immediately after giving effect to the transactions contemplated hereby no Non-Compliance or Event of Non-Compliance.

(f)            Absence of Material Adverse Change, Etc.  Since September 30, 2004, no change or changes shall have occurred to the business, operations, properties, assets, income, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, which TICC reasonably believes in good faith to constitute a Material Adverse Effect.

(g)           Consents and Approvals.  All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Authorities and nongovernmental Persons required in order to consummate the transactions contemplated herein shall have been obtained or made and shall be in full force and effect.

(h)           Absence of Litigation, Orders, Etc.  Except as disclosed on Schedule 4.10 hereto, there shall not be pending or, to the knowledge of the Company and its Subsidiaries, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Company or its Subsidiaries or their respective assets or property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the transactions contemplated herein or which TICC reasonably believes in good faith is likely to have a Material Adverse Effect.  No Order of any court, arbitrator or Governmental Authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which TICC reasonably believes in good faith to constitute a Material Adverse Effect.

(i)            Acquisition Transactions.  The Acquisition Agreement and the other Acquisition Documents shall have been duly executed and delivered by each of the parties thereto, and shall be in full force and effect.  True and complete copies of such documents, with all amendments thereto, shall have been delivered to TICC.  All conditions precedent to the consummation of the Acquisition Transactions have been fulfilled and no such condition has been waived (unless such waiver was disclosed to and consented to in writing by TICC).  The Acquisition Transactions shall have been consummated in accordance with the provisions of the Acquisition Documents, and TICC and its counsel shall have received such evidence thereof as they may reasonably request.

(j)            Charter Amendment.  The Charter Amendment shall have been duly adopted and approved by the Board of Directors, shall have been filed with and accepted by the Secretary of State of the State of Montana, and shall be in full force and effect, and TICC shall have received such evidence thereof as it shall reasonably request.

(k)           Discharge of Existing Loans.  All Indebtedness of the Company and its Subsidiaries outstanding on the Initial Closing Date in respect of each of the items of Indebtedness shown on Schedule 4.27 (other than those payable in the form of shares of stock) shall be paid and satisfied in full, all Liens and guarantees securing such Indebtedness shall be released and discharged in a manner satisfactory to TICC, and TICC shall have received satisfactory evidence of such payment, satisfaction, release and discharge.

(l)            Fees and Expenses.  The fees payable by the Company on the Initial Closing Date pursuant to Section 2.4, and the expenses of TICC incurred through the Initial Closing Date and required to be reimbursed by the Company pursuant to Section 13.2 hereof (including the fees and disbursements of Nixon Peabody LLP, counsel to the Purchasers, in connection with the preparation of this Agreement and the transactions contemplated hereby) shall be paid in full by the Company on the Initial Closing Date.

Section 6.2.            Conditions to Second Closing.  Seaview’s obligations to purchase and pay for the Seaview Preferred Shares and Seaview Initial Warrants shall be subject to the satisfaction, or waiver by Seaview in writing, on or before the Second Closing Date, of the following conditions:

(a)           Approval by SBA.  Seaview shall have received all necessary approvals with respect to its investment as contemplated by this Agreement and the Note Purchase Agreement from the United States Small Business Administration (“SBA”).

(b)           Proceedings Satisfactory.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to TICC and its special counsel.  In addition, the Company shall have delivered to TICC the items set forth in Section 6.1(b)(iv), (v), (vi), (vii), (viii), (xv), (xvi) and (xvii).

(c)           Deliveries.  Seaview and its special counsel shall have received:

(i)            stock certificates representing the Seaview Preferred Shares;

(ii)           the Seaview Initial Warrants, each dated the Second Closing Date and duly executed by the Company;

(iii)          the Registration Rights Agreement and the Note Purchase Agreement, each duly executed by the Company;

(iv)          certificates dated as of a recent date as to the good standing and payment of taxes of the Company and each of its Subsidiaries in each jurisdiction where any of such Persons is incorporated or is authorized to do business as a foreign corporation;

(v)           certified copies of the Organizational Documents of the Company and each of its Subsidiaries;

(vi)          certified copies of resolutions of the Boards of Directors of the Company and each Subsidiary of the Company authorizing the execution, delivery and performance of this Agreement, the Note Documents and the other Transaction Documents to which the Company or such Subsidiary is respectively a party;

(vii)         certificates as to the incumbency and signatures of each of the officers of the Company and its Subsidiaries who shall execute this Agreement or any other Transaction Document or Note Document on behalf of such respective party;

(viii)        an Officer’s Certificate, dated the Second Closing Date, to the effect of the matters stated in Section 6.2(c), (d), (e), (f) and (g) hereof; and

(ix)           an opinion of Gersten Savage, LLP, counsel to the Company in connection with the transactions contemplated by this Agreement, dated the Initial Closing Date and addressed to the Purchasers, covering the matters specified in Exhibit C and such other matters incident to the transactions herein contemplated as Seaview may reasonably request.

(d)           Representations and Warranties True.  The representations and warranties of the Company contained in Section 4 of this Agreement and in the other Transaction Documents and Note Documents shall be true on and as of the Second Closing Date with the same effect as if such representations and warranties had been made on and as of the Initial Closing Date, except to the extent that they are affected by events occurring after the Initial Closing Date in the ordinary course of business of the Company and its Subsidiaries and which do not constitute a Material Adverse Effect.

(e)           Performance of Obligations.  The Company shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Second Closing Date.

(f)            No Non-Compliance.  There shall exist on the Second Closing Date immediately after giving effect to the transactions contemplated hereby no Non-Compliance or Event of Non-Compliance.

(g)           Absence of Material Adverse Change, Etc.  Since the September 30, 2004 and through the Second Closing Date, no Material Adverse Effect shall have occurred.

(h)           Consents and Approvals.  All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Authorities and nongovernmental

Persons required in order to consummate the transactions contemplated herein to occur on the Second Closing Date shall have been obtained or made and shall be in full force and effect.

(i)            Absence of Litigation, Orders, Etc.  Except as disclosed on Schedule 4.10 hereto, there shall not be pending or, to the knowledge of the Company and its Subsidiaries, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Company or its Subsidiaries or their respective assets or property (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any development) which seeks to enjoin or restrain any of the transactions contemplated herein or which is reasonably likely to have a Material Adverse Effect.  No Order of any court, arbitrator or Governmental Authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which is reasonably likely to have a Material Adverse Effect.

(j)            Other Transactions.  The conditions set forth in Section 6.1(i), (j) and (k) shall have been satisfied on the Initial Closing Date and shall remain satisfied as of the Second Closing Date.

(k)           Fees and Expenses.  The fees payable by the Company on the Second Closing Date pursuant to Section 2.4, and the expenses of Seaview incurred through the Second Closing Date and required to be reimbursed by the Company pursuant to Section 13.2 hereof (including the fees and disbursements of Breslow & Walker, LLP, special counsel to Seaview in connection with the transactions contemplated hereby), shall be paid in full by the Company on the Second Closing Date.

Section 7.               Financial Statements and Information.  The Company will furnish to each Purchaser, so long as it shall hold any Preferred Shares, and, in the case of the items referred to in subsections (a), (b), (c)(i), (f) and (g) of this Section 7, so long as it shall hold any Warrants or any shares of Company Common Stock issued upon the exercise of Warrants:

(a)           Monthly Financials.  As soon as available and in any event within 30 days after the end of each of month, copies of the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, and of the related unaudited consolidated and consolidating statements of income, retained earnings and cash flows for such month and for the portion of the fiscal year ended with the last day of such month, all in reasonable detail and stating in comparative form (i) the consolidated and consolidating figures as of the end of and for the corresponding date and month in the previous fiscal year and (ii) the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such period, all Certified by the Chief Financial Officer of the Company.

(b)           Quarterly Financial Statements.  As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, copies of the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, and of the related unaudited consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all in reasonable detail and stating in comparative form (i) the consolidated and consolidating figures as of the end of and for the corresponding date and fiscal quarter in the previous fiscal year and (ii) the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such period, all Certified by the Chief Financial Officer of the Company.

(c)           Annual Financial Statements.  As soon as available and in any event within 90 days after the end of each fiscal year of the Company,

(i)            copies of the audited consolidated and unaudited consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, and of the related audited consolidated and unaudited consolidating statements of income, retained earnings and cash flows for such fiscal year, together with the notes thereto, all in reasonable detail and stating in comparative form (A) the respective audited consolidated and unaudited consolidating figures as of the end of and for the previous fiscal year and (B) the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such fiscal year furnished pursuant to Section 7(n), (x) in the case of such audited consolidated financial statements, accompanied by a report thereon of the Accountants, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the end of such fiscal year and the consolidated results of their operations, retained earnings and cash flows for such fiscal year in accordance with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (y) in the case of such unaudited consolidating financial statements, Certified by the Chief Financial Officer of the Company; and

(ii)           a written statement of the Accountants that (A) based upon their review of the statements with respect to financial covenants contained in the Compliance Certificate furnished by the Company as of the end of such fiscal year, they have no reason to believe that such statements are not true and accurate in all material respects, and (B) in making the examination necessary for their report on such financial statements they obtained no knowledge of any Non-Compliance or Event of Non-Compliance that occurred or existed during such fiscal year, or if such Accountants shall have obtained knowledge of any such Non-Compliance or Event of Non-Compliance, specifying the nature and status thereof.

(d)           Compliance Certificate.  Concurrently with each of the quarterly and annual financial statements furnished pursuant to Section 7(b) and Section 7(c), a Compliance Certificate properly completed as of the last day of the applicable fiscal quarter or fiscal year and signed by the Chief Financial Officer of the Company.

(e)           Bank Statements.  Promptly after receipt thereof, copies of monthly statements for each of the Deposit Accounts and Securities Accounts maintained by the Company and each of its Subsidiaries.

(f)            Shareholder Reports.  Promptly after the same are available and in any event within 15 days thereof, copies of all such proxy statements, financial statements, notices and reports as the Company or any of its Subsidiaries shall send or make available generally to their securityholders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or a similar form) which the Company or any of its Subsidiaries may file with the SEC or with any securities exchange.

(g)           Management Letters.  Promptly after the receipt thereof by the Company or any of its Subsidiaries, and in any event within 15 days thereof, copies of any management letters and any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to the Company by the Accountants in connection with any audit thereof made by the Accountants.

(h)           Notice of Non-Compliance.  Promptly (and in any event within 5 Business Days) after any Responsible Officer of the Company or any of its Subsidiaries has knowledge of (1) the existence of any Non-Compliance or Event of Non-Compliance on the part of the Company, an Officer’s Certificate of the Company specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; or (2) any Indebtedness of the Company or any of its Subsidiaries being declared due and payable before its expressed maturity, or any holder of such Indebtedness having the right to declare such Indebtedness due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Indebtedness, an Officer’s Certificate of the Company describing the nature and status of such matters and what action the Company or such Subsidiary is taking or proposes to take with respect thereto.

(i)            Regulatory and Intellectual Property Filings.  As soon as reasonably practicable but in any event within five (5) Business Days after receipt or delivery thereof, (i) copies of any and all material notices and other material communications received by and the Company or its Subsidiaries from, or sent by the Company to, any federal or state regulatory body with jurisdiction over the Company’s or such Subsidiary’s products, services, business and/or processes with respect to the Company or any of its Subsidiaries or any of their respective products, services or practices and (ii) copies of all filings by the Company or its Subsidiaries with the United States Patent and Trademark Office or the United States Copyright Office with respect to any Intellectual Property of the Company or its Subsidiaries, all non-infringement opinions of counsel or advisors to the Company or its Subsidiaries pertaining thereto and all material Licenses entered into by the Company or its Subsidiaries in respect thereof (whether as licensor or licensee).

(j)            Notice of Infringement Claims.  As soon as reasonably practicable and in any event within five (5) Business Days after a Responsible Officer of the Company has knowledge of the assertion by or against the Company or any of its Subsidiaries of any claim for, or the actual or threatened commencement of any judicial, administrative or arbitral action, suit or proceeding by or against the Company or any of its Subsidiaries with respect to, (i) any actual or alleged infringement by any third party of any Patent, Trademark, Copyright or other Intellectual Property or rights relating thereto owned or used by the Company or any of its Subsidiaries, (ii)

any actual or alleged infringement by the Company or any of its Subsidiaries of any Patent, Trademark, Copyright or other Intellectual Property or rights relating thereto owned or used by any third party, or (iii) any actual or alleged breach or violation of any License to which the Company or any of its Subsidiaries is a party, whether by the Company or any of its Subsidiaries or by any other party thereto, an Officer’s Certificate of the Company describing the nature and status of such matter in reasonable detail.

(k)           Notice of Litigation.  Promptly (and in any event within 15 days) after the Company has knowledge of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of any of them, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, is likely to have a Material Adverse Effect, an Officer’s Certificate of the Company describing the nature and status of such matter in reasonable detail.

(l)            ERISA Notices.  Promptly after any Responsible Officer of the Company or any of its Subsidiaries has knowledge of any of the following events if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, an Officer’s Certificate describing the nature and status of such event, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

(i)            an ERISA Event;

(ii)           the adoption of any new Pension Plan by the Company or any ERISA Affiliate;

(iii)          the adoption of any amendment to a Pension Plan, if such amendment results in a material increase in benefits or unfunded liabilities; or

(iv)          the commencement of contributions by the Company or any ERISA Affiliate to any Multiemployer Plan or any Pension Plan.

(m)          Notice of Material Adverse Effect.  Promptly after any Responsible Officer of the Company or any of its Subsidiaries has knowledge of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 7, an Officer’s Certificate of the Company setting forth the details of such Material Adverse Effect and stating what action the Company or any of its Subsidiaries has taken or proposes to take with respect thereto.

(n)           Annual Budget.  Not later than 30 days prior to the beginning of each fiscal year, an annual operating budget of the Company and its Subsidiaries, on both a consolidated and consolidating basis, (i) for such fiscal year, containing projections of profit and loss, cash flow and ending balance sheets for each month of such fiscal year, and (ii) for the succeeding two (2) years, containing projections of profit and loss, cash flow and ending balance sheets for each of such years; and thereafter, promptly upon preparation thereof, all amendments and revisions thereto which may be made from time to time.

(o)           Annual Insurance Report.  At least once in each fiscal year, a report of a reputable insurance broker with respect to all insurance maintained by the Company and its Subsidiaries, together with a certificate of insurance evidencing the effectiveness of the policies of insurance required to be maintained by the provisions of Section 9.6.

(p)           Certain Changes and Conduct of Business.  Promptly after the occurrence thereof, notice of all material developments in the assets, liabilities, ownership, operations or business of the Company and its Subsidiaries, including (i) any issuance of debt securities or incurrence of any Indebtedness by the Company or any of its Subsidiaries, (ii) a change in the number of members of the Board of Directors, (iii) a sale, lease or transfer of any material portion of the assets of the Company or any of its Subsidiaries, other than in the ordinary course of business, (iv) an acquisition of the Equity Interests of any Person, or of any material assets of any Person or division or line of business of any Person, other than in the ordinary course of business, and (v) any change in the outstanding number or ownership of the shares of Company Common Stock or Company Preferred Stock (specifying the details of any such change, including the identity and ownership amount of any new owner).  The Company shall provide the Purchasers with any written information provided to the board of directors or board of managers (or similar body) of the Company or any of its Subsidiaries in their respective capacities as such.

(q)           Related Party Transactions.  Within 90 days after the end of each fiscal year, a report describing in reasonable detail the nature and amount of (i) all transactions of the type disclosed in Schedule 4.24 engaged in by the Company and its Subsidiaries during such fiscal year, and (ii) all other transactions during such fiscal year between the Company or its Subsidiaries and any officer, director or Affiliate of the Company or any such Subsidiary, other than compensation and benefits paid by the Company and its Subsidiaries to their officers, directors and employees in the ordinary course of business consistent with past practice.

(r)            Other Information.  Any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement or the other Transaction Documents, or the assets, liabilities, business, operations or prospects of the Company or any of its Subsidiaries, that the Majority Purchasers may from time to time reasonably request and which is capable of being obtained, produced or generated by the Company or such Subsidiary or of which any of them has knowledge.

Section 8.               Inspection Rights; Board Observation Rights.

Section 8.1.            Inspection of Books and Properties.   So long as any Preferred Shares shall be outstanding, the Purchasers and their representatives and independent contractors shall have the right to visit and inspect any of the properties and locations of the Company and its Subsidiaries, to examine their books of account and Records, to make copies and extracts therefrom at their expense, and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and employees and their independent public accountants, all at such reasonable times during normal business hours as the Purchasers may desire, upon reasonable advance notice to the Company and at the sole cost and expense of the Purchasers; provided that, during the continuance of any Non-Compliance or Event of Non-Compliance, the Purchasers and their representatives and independent contractors shall have the right to do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

Section 8.2.            Board of Directors; Observation Rights.  The Company shall cause the Board of Directors to hold a meeting at least once during each fiscal quarter of the Company.  So long as any Preferred Shares shall be outstanding, the Majority Purchasers may at their option designate by written notice to the Company a representative (the “Observer”), who shall have the right to attend all meetings of the board of directors of the Company and of any Subsidiary thereof, and of any committees of such boards of directors, without voting on or consenting to any matters presented at such meetings.  The Observer shall be entitled to receive copies of all notices of meetings of the board of directors of the Company or any such Subsidiary and of any such committee, and all written materials distributed to members thereof in connection with such meetings, in each case at the same time and in the same manner as the members of such board of directors or committee (as the case may be) receive such notices or materials.  If such board of directors or committee proposes to take any action by written consent in lieu of a meeting, the Company will give written notice thereof to the Observer prior to the effective date of such consent describing in reasonable detail the nature of such action, together with copies of any written materials distributed to directors in connection therewith.

Section 9.               Affirmative Covenants.  The Company covenants and agrees that so long as any of the Preferred Shares shall be outstanding:

Section 9.1.            Compliance with Covenants.  The Company will comply with all of the covenants, agreements and conditions contained in this Agreement, and will not violate any provision of the Company Charter.

Section 9.2.            Maintenance of Corporate Existence, Properties and Records.  The Company will, and will cause each of its Subsidiaries to:

(a)           do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, powers and franchises including any necessary qualification or licensing in any foreign jurisdiction, provided that the Company may effect a Permitted Change of Jurisdiction;

(b)           maintain its properties in good condition, reasonable wear and tear excepted, and make all necessary renewals, repairs, replacements, additions, betterments, and improvements thereto;

(c)           preserve or renew all of its Patents, Trademarks, Copyrights, Licenses and other Intellectual Property, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect;

(d)           keep books of account and other Records in which full and correct entries will be made of all of its business transactions, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP; and

(e)           maintain the same fiscal year during and after the current fiscal year ending September 30, 2005.

Section 9.3.            Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, pay before they become delinquent:

(a)           all taxes, assessments and governmental charges or levies imposed upon the Company or any of its Subsidiaries or their income or profits or upon their property, real, personal or mixed, or upon any part thereof;

(b)           all claims for labor, materials and supplies which, if unpaid, might result in the creation of a Lien upon property of the Company or any of its Subsidiaries; and

(c)           all claims, assessments, or levies required to be paid by the Company or any of its ERISA Affiliates pursuant to any Plan or Multiemployer Plan or any agreement, contract or Requirement of Law governing or relating to any such plan;

provided, that the taxes, assessments, claims, charges and levies described in subsections (a) and (b) of this Section 9.3 need not be paid while being diligently contested in good faith and by appropriate proceedings so long as (i) adequate book reserves have been established with respect thereto in accordance with GAAP and (ii) neither the Company’s nor any such Subsidiary’s title to or right to use its property is materially adversely affected by such non-payment. The Company will timely file, and will cause its Subsidiaries to file, all tax returns required to be filed in connection with the payment of taxes required by this Section 9.3.

Section 9.4.            Compliance With Law.  The Company will, and will cause each of its Subsidiaries to comply with all applicable Requirements of Law, franchises, authorizations, licenses and permits of, and all applicable restrictions imposed by, any Governmental Authority in respect of the conduct of its business and the ownership of its properties (including all Environmental Laws and all applicable Requirements of Law, franchises, authorizations, licenses and permits relating to fair labor standards, equal employment opportunities and occupational health and safety), including the timely filing or distribution to the Company’s stockholders of all reports and statements which the Company is required to so file or distribute under the Exchange Act, the rules and regulations of the SEC promulgated thereunder or the applicable rules of any securities market on which the Company Common Stock is listed.

Section 9.5.            Environmental Matters.  The Company will, and will cause each of its Subsidiaries to:  (a) conduct its operations and keep and maintain all real property owned or used by it in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigations, remediations, removals and response actions that are appropriate or necessary to maintain the value and marketability of such real property or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of such real property; (c) notify the Purchasers promptly after any Responsible Officer of the Company or any of its Subsidiaries has knowledge of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any such real property that is reasonably likely to result in liabilities in excess of $50,000 in the aggregate; and (d) promptly forward to the Purchasers a copy of any order, notice, request for information or any communication or report received by the Company or any of its Subsidiaries in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in liabilities in excess of $50,000 in the aggregate, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.  If the Majority Purchasers at any time have a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any the Company or any of its Subsidiaries or any liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of such real property, that, in each case, could reasonably be expected to have a Material Adverse Effect, then upon the Majority Purchasers’ written request the Company shall, and shall cause its Subsidiaries to, (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at the Company’s expense, as the Majority Purchasers may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to the Majority Purchasers and shall be in form and substance reasonably acceptable to the Majority Purchasers, and (ii) permit the Majority Purchasers or their representatives to have access to all such real property for the purpose of conducting such environmental audits and testing as the Majority Purchasers deem appropriate, including subsurface sampling of soil and groundwater.  The Company shall reimburse the Purchasers upon demand for the costs of such audits and tests.

Section 9.6.            Insurance.

(a)           The Company shall maintain, and shall cause each of its Subsidiaries to maintain, with independent insurers reasonably believed by the Company to be financially sound and reputable, (i) property damage and casualty insurance on all real and personal property of the Company and its Subsidiaries on an all risks basis, covering the repair and replacement cost of all such property, and (ii) other insurance with respect to its business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including in any event workers’ compensation insurance, public liability (including products/completed operations liability coverage) and business interruption insurance. The coverage amounts of such insurance shall not be reduced by the Company or any of its Subsidiaries in the absence of thirty (30) days’ prior written notice to the Collateral Agent.  All property damage and casualty insurance shall name the Collateral Agent as lender loss payee/mortgagee, all liability insurance shall name the Collateral Agent as an additional insured and all business interruption insurance shall name the Collateral Agent as assignee.

(b)           If the amount of any insurance proceeds received by the Company or its Subsidiaries in respect of any occurrence of loss or damage to property of the Company or its Subsidiaries is less than $100,000 and no Non-Compliance or Event of Non-Compliance shall have occurred and be continuing, such proceeds shall be retained by the Company or such Subsidiary and used to pay for the repair, replacement or reconstruction of the property subject to such loss or damage. If the amount of such insurance proceeds is equal to or greater than such amount or if a Non-Compliance or Event of Non-Compliance shall have occurred and be continuing, then such proceeds shall be immediately paid over to the Purchasers and applied to the repurchase of Preferred Shares in accordance with the provisions of Section 3.1(b).

Section 9.7.            After Acquired Real Property.  Without affecting the Obligations of the Company or any of its Subsidiaries under any of the Security Documents, in the event that the Company or any of its Subsidiaries at any time after the date hereof acquires any material interest (including a leasehold interest) in any real property, or any Person having such an interest in real property shall become a New Subsidiary (each such interest, an “After Acquired Real Property”), the Company shall immediately provide written notice thereof to the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the After Acquired Real Property, any structures or improvements thereon and the fair market value of such real property.  As soon as practicable thereafter, the Company shall execute and deliver, or shall cause the Person holding such After Acquired Real Property (if other than the Company) to execute and deliver, to the Collateral Agent a Mortgage on such After Acquired Real Property together with such other Mortgage Documents relating thereto as the Collateral Agent shall reasonably require.  The Company shall also deliver to the Collateral Agent one or more opinions of counsel for the Company or such Subsidiary (including opinions of local counsel) covering such legal matters with respect to such Mortgage Documents as the Collateral Agent may reasonably request.  The Company shall pay all fees and expenses, including attorneys’ fees and expenses of counsel for the Collateral Agent, and all title insurance charges and premiums, in connection with its Obligations under this Section 9.7.

Section 9.8.            Future Subsidiaries.  If any Person which is not a Subsidiary of the Company on the date hereof shall hereafter become a direct or indirect Subsidiary of the Company (each a “New Subsidiary”), the Company shall, not later than the date on which such Person becomes such a Subsidiary of the Company, (a) provide written notice to the Collateral Agent of the formation or acquisition of the New Subsidiary by the Company or its Subsidiaries, which notice shall describe in reasonable detail the New Subsidiary, its operations and assets and the nature and ownership of its outstanding Equity Interests, (b) deliver to the Collateral Agent stock certificates or other certificates representing all of the outstanding Equity Interests of the New Subsidiary held by the Company and its Subsidiaries, accompanied by appropriate stock powers or other assignments duly executed in blank by the Company or such Subsidiaries (as the case may be), and (c) shall promptly cause the New Subsidiary to deliver to the Collateral Agent:

(i)            an Assumption Agreement in the form attached as Annex 1 to the Subsidiary Guarantee, duly executed by the New Subsidiary;

(ii)           an Assumption Agreement in the form attached as Annex 1 to the Security Agreement, duly executed by the New Subsidiary;

(iii)          Mortgage Documents with respect to each After Acquired Real Property of the New Subsidiary, and all other items required by Section 9.7 with respect thereto;

(iv)          all other Security Documents and other documents which may be required under applicable law, or which the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and first priority of the Liens and security interests created by the Security Documents in the Collateral of such New Subsidiary, each duly executed by the New Subsidiary; and

(v)           one or more opinions of counsel (including opinions of local counsel) covering such legal matters with respect to the foregoing agreements and documents as the Collateral Agent may reasonably request.

The Company and the New Subsidiary shall also take all such other actions, including the filing or recording of appropriate Uniform Commercial Code financing statements, fixture filings and other filings, which the Collateral Agent may reasonably request in order to grant to the Collateral Agent valid and perfected first priority Liens and security interests in all of the Collateral owned by the New Subsidiary and otherwise to effectuate the transactions contemplated by this Agreement and the Note Documents.

Section 9.9.            Use of Proceeds.  The proceeds from the sale and issuance of the Preferred Shares and Warrants will be used solely (i) to retire existing Indebtedness of the Company and its Subsidiaries, (ii) to pay all or part of the purchase price of the Acquisition and fees and expenses incurred by the Company or its Subsidiaries in connection therewith, and (iii) for general corporate purposes; provided that the proceeds of the sale and issuance of the Seaview Preferred Shares and Seaview Initial Warrants will be used to repurchase Preferred Shares and Initial Warrants from TICC pursuant to Section 2.3(c).  The Company shall provide each SBIC Investor and the SBA reasonable access to the Company’s books and records for the purpose of confirming the use of proceeds from the sale of the Preferred Shares and Warrants.

Section 9.10.          Registration Statement.  Within 30 days after the Initial Closing Date, the Company will file with the SEC either (i) a registration statement on Form 10-SB under the Exchange Act with respect to the Company Common Stock or (ii) a registration statement on Form SB-2 under the Securities Act (either such registration statement, as filed and as from time to time amended, the “Registration Statement”).  The Registration Statement will comply in all material respects as to form with the applicable requirements of the Exchange Act or the Securities Act (as the case may be) and the rules promulgated by the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Following the filing of the Registration Statement, the Company will take all such actions with respect to thereto (including responding promptly and appropriately to any comments on such registration statement received from the SEC) that may be reasonably required in order to induce the SEC to declare the Registration Statement effective at the earliest practicable date.

Section 9.11.          SBIC Covenants.

(a)           So long as any SBIC Investor holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

(b)           Within forty-five (45) days after the end of each fiscal year of the Company and at such other times as an SBIC Investor may reasonably request, the Company shall deliver to each SBIC Investor a written assessment, in form and substance satisfactory to such SBIC Investor, of the economic impact of such SBIC Investor’s financing specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company’s business in terms of profits and on taxes paid by the Company and its employees. Upon request, the Company agrees to promptly provide each SBIC Investor with sufficient information to permit such SBIC Investor to comply with their obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto.  Any submission of any financial information under this Section shall include a certificate of the Company’s president, chief executive officer, treasurer or chief financial officer.

Section 10.             Negative Covenants.  The Company covenants and agrees that so long as any of the Preferred Shares shall be outstanding:

Section 10.1.          Restrictions on Indebtedness.  The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume, guarantee or in any way become liable for, or permit to exist, Indebtedness other than:

(a)           Indebtedness of the Company and its Subsidiaries existing on the Initial Closing Date and listed on Schedule 4.27;

(b)           Purchase Money Indebtedness incurred to finance Capital Expenditures permitted by Section 11.1; provided that the principal amount of Purchase Money Indebtedness incurred pursuant to this Section 10.1(b) shall not exceed $500,000 in the aggregate at any time outstanding;

(c)           Indebtedness of any Wholly-owned Subsidiary of the Company to the Company or to another Wholly-owned Subsidiary of the Company; and

(d)           Indebtedness represented by the Notes.

Section 10.2.          Restrictions on Liens.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Lien upon any of their respective properties or assets whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a)           Liens for taxes, assessments, governmental charges or claims the payment of which is not at the time required by Section 9.3;

(b)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums, the payment of which is not at the time required by Section 9.3;

(c)           Liens (other than any Lien imposed by ERISA, and other than any Lien securing an obligation for the payment of borrowed money or for the deferred purchase price of property or services) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

(d)           attachment or judgment Liens (including judgment or appeal bonds) not exceeding $100,000 in the aggregate at any time outstanding, provided that any such Lien shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(e)           zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto (and, with respect to leasehold interests, Liens and other encumbrances that are incurred, created, assumed or permitted to exist on or with respect to the leased property and arise by, through or under or are asserted by a landlord or owner of the leased property, with or without consent of the lessee) which were not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of the property of the Company or any of its Subsidiaries, as the case may be, or impair the use of such property for the purposes for which such property is held by the Company or any such Subsidiary;

(f)            Liens securing Indebtedness of a Wholly-owned Subsidiary of the Company to the Company or to another Wholly-owned Subsidiary of the Company;

(g)           Liens existing on the Initial Closing Date (other than any such Liens that secure Purchase Money Indebtedness);

(h)           Liens securing Purchase Money Indebtedness incurred in connection with the purchase, acquisition or construction by the Company or its Subsidiaries of real property, improvements thereto, equipment or other fixed assets or intangibles (including software); provided that (i) such security interests secure Indebtedness permitted by Section 10.1(b), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within one year after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets (other than accessions to such real property, improvements or equipment) of the Company or any of its Subsidiaries;

(i)            any Lien on property of a Subsidiary of the Company existing at the time it becomes such a Subsidiary;

(j)            the Liens created by the Security Documents; and

(k)           the extension, renewal or replacement of any Lien permitted by subsection (g), (h) or (i) of this Section 10.2, but only if the principal amount of the Indebtedness secured by such Lien immediately prior to such extension, renewal or replacement is not increased and the Lien is not extended to other property.

Section 10.3.          Limitation on Sale and Leasebacks.  The Company will not, and will not permit any of its Subsidiaries to:

(a)           enter into any Sale and Leaseback Transaction other than any Sale and Leaseback Transaction for which the lease is a Capitalized Lease and the Capitalized Lease is permitted under Section 10.1(b); or

(b)           enter into any Synthetic Lease.

Section 10.4.          Mergers, Consolidations, Sales of Assets and Acquisitions.  The Company will not, and will not permit any of its Subsidiaries to, (i) consolidate with or be a party to a merger with any other Person, or (ii) sell or otherwise Dispose of any or all of the assets of the Company and its Subsidiaries, or any of the Equity Interests of any direct or indirect Subsidiary of the Company, or (iii) acquire by purchase or otherwise a majority of any class of the Equity Interests of any Person, or all or substantially all of the business or property of any Person or of any operating division or line of business of any Person, except as follows:

(a)           any Wholly-owned Subsidiary of the Company may merge or consolidate with or into the Company or with or into any other Wholly-owned Subsidiary of the Company so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

(b)           the Company may effect a Permitted Change of Jurisdiction;

(c)           the Company or any Wholly-owned Subsidiary of the Company may merge or consolidate with a Person acquired pursuant to a Permitted Acquisition, so long as, in the case of any such merger by the Company, the Company shall be the surviving or continuing corporation;

(d)           the Company or any Wholly-owned Subsidiary of the Company may purchase or acquire all of the Equity Interests of a Person, or all or substantially all of the assets of a Person or of a division or line of business of a Person, pursuant to a Permitted Acquisition;

(e)           the Company and any of its Subsidiaries may, in the ordinary course of its business, sell or otherwise Dispose of Inventory owned by the Company or such Subsidiary and grant non-exclusive licenses on Intellectual Property owned by the Company or such Subsidiary;

(f)            the Company and any of its Subsidiaries may sell or otherwise Dispose of obsolete or worn out property in the ordinary course of business, in an amount not to exceed $150,000 in the aggregate during any fiscal year of the Company;

(g)           any Subsidiary of the Company may sell, lease or otherwise Dispose of all or any part of its assets to the Company or any Wholly-owned Subsidiary of the Company; and

(h)           the Company and its Subsidiaries may sell or otherwise Dispose of assets other than in the ordinary course of business (excluding Equity Interests in any direct or indirect Subsidiary of the Company) if (i) the consideration received by the Company and its Subsidiaries in respect of any such sale or other Disposition shall be not less than the fair market value of the assets thereby sold or Disposed of, (ii) at least seventy-five percent (75%) of the aggregate sales price of such sale or other Disposition shall be paid in Cash or Cash Equivalents, (iii) both immediately before and immediately after giving effect to such sale or other Disposition, no Non-Compliance or Event of Non-Compliance shall have occurred and be continuing, and (iv) the aggregate fair market value of all assets sold or otherwise Disposed of by the Company and its Subsidiaries pursuant to this subsection (h) in any fiscal year of the Company shall not exceed $150,000.

Section 10.5.          Conduct of Business.  The Company will not, and will not permit any of its Subsidiaries to, engage in any business or activities other than the Business and any businesses or activities substantially similar or related thereto.  Without limiting the foregoing, for a period of one year following the Second Closing Date, the Company shall not change the nature of its business activities if such change would render the Company ineligible as provided in 13 C.F.R. Section 107.720.

Section 10.6.          Restricted Payments and Restricted Investments.  The Company will not, will not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment or Restricted Investment, except:

(a)           payments to the Purchasers required by the provisions of this Agreement, the other Transaction Documents or the Note Documents;

(b)           the declaration and payment of dividends and distributions by a Wholly-owned Subsidiary of the Company on its outstanding Equity Interests to the Company or to another Wholly-owned Subsidiary of the Company; and

(c)           Investments made as part of a Permitted Acquisition.

Section 10.7.          Disqualified Redeemable Stock; Issuance of Stock by Subsidiaries.

(a)           The Company will not issue or at any time have outstanding any Disqualified Redeemable Stock or any options, warrants or other rights to subscribe for or purchase Disqualified Redeemable Stock, other than the Preferred Shares.

(b)           The Company will not permit any Subsidiary of the Company to (i) issue, sell or otherwise Dispose of any shares of its common stock or other Common Equity Interests, or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire such common stock or other Common Equity Interests (other than directors’ qualifying shares, to satisfy preemptive rights or in connection with a split or combination of shares or a dividend payable in shares of the same class of common stock or other Common Equity Interests), except to the Company or to a Wholly-owned Subsidiary of the Company, or (ii) issue or have outstanding any of its shares of preferred stock or other Preferred Equity Interests (or any warrants, options, conversion rights or other rights to subscribe for, purchase or acquire such preferred stock or other Preferred Equity Interests) other than shares of such preferred stock or Preferred Equity Interests owned by the Company or a Wholly-owned Subsidiary of the Company.

Section 10.8.          Transactions with Affiliates.  Except in the case of (i) transactions among the Company and its Wholly-owned Subsidiaries, (ii) payments of reasonable fees, compensation and benefits consistent with past practice, and provision of reasonable indemnification, to officers, employees, consultants and agents of the Company and its Subsidiaries for actual services rendered to the Company and its Subsidiaries in the ordinary course of business, all as determined by the Board of Directors or senior management of the Company in good faith, (iii) payments made pursuant to and in accordance with the provisions of the Employment Agreements, (iv) payments to directors of the Company and its Subsidiaries of reasonable fees for service in such capacity consistent with past practice and reimbursement of actual out-of-pocket expenses incurred in connection with attending meetings of the boards of directors of the Company and its Subsidiaries and committees thereof, and provision of reasonable indemnification to such directors, all as determined by the Board of Directors in good faith, and (v) a Permitted Change of Jurisdiction, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service), with any Affiliate of the Company or such Subsidiary unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company’s or such Subsidiary’s business and is on fair and reasonable terms that are not less favorable to the Company or such Subsidiary, as the case may be, than those that would be obtainable at the time in an arms’ length transaction with a Person who is not such an Affiliate.

Section 10.9.          Operating Leases.  The Company will not, and will not permit any of its Subsidiaries to, enter into (as lessee) any lease of real or personal property (other than Capitalized Leases) having a term greater than one year (including options to renew or extend any term, whether or not exercised) if, after giving effect thereto, the aggregate amount of rentals and other payments required to be made by the Company and its Subsidiaries during any fiscal year of the Company under all such leases would be greater than $250,000.

Section 10.10.        Contingent Obligations.  The Company will not, and will not or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

(a)           Swap Contracts entered into in the ordinary course of business for bona fide hedging purposes and not for purposes of speculation;

(b)           Contingent Obligations of the Company and its Subsidiaries existing as of the Initial Closing Date and listed in Schedule 4.27, including extensions and renewals thereof which do not increase the amount of such Contingent Obligations as of the date of such extension or renewal;

(c)           Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(d)           Contingent Obligations resulting from endorsements for collection or deposit in the ordinary course of business;

(e)           Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue title insurance policies required hereunder; and

(f)            Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with Dispositions permitted under Section 10.4(h).

Section 10.11.        Limitation on Dividend Restrictions Affecting Subsidiaries.  Except pursuant to this Agreement, the Company will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary’s Equity Interests, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make any loans or advances to the Company or any other Subsidiary of the Company or (d) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

Section 10.12.        Compliance with ERISA.   The Company will not, and will not permit any of its Subsidiaries to:

(a)           terminate any Plan subject to Title IV of ERISA so as to result in any material liability to the Company or any ERISA Affiliate;

(b)           permit to exist any ERISA Event or any other event or condition, which would reasonably be expected to have a Material Adverse Effect;

(c)           make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Company or any ERISA Affiliate;

(d)           enter into any new Pension Plan or Multiemployer Plan or modify any existing Pension Plan so as to increase its obligations thereunder which would reasonably be expected to have a Material Adverse Effect; or

(e)           permit the present value of all nonforfeitable accrued benefits under any Pension Plan subject to Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

Section 10.13.        Accounting Changes.  The Company will not, and will not permit any of its Subsidiaries to, (a) make any material change in accounting treatment or reporting practices,

except any material change required by GAAP and which is approved in writing by the Accountants, or (b) adopt or utilize any change in GAAP or the application thereof for purposes of determining compliance with the covenants contained in Sections 10 and 11 hereof or elsewhere herein except as permitted by Section 1.2(c).

Section 10.14.        No Amendment of Organizational Documents or Certain Other Documents.  The Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Majority Purchasers, (a) make any material changes in its equity capital structure (including in the terms of its authorized or outstanding capital stock), (b) permit any amendment to, modification of or supplement to the Company Charter or the other Organizational Documents of the Company or any Subsidiary of the Company (including the filing of any certificate establishing, setting forth, amending, modifying or supplementing the designations, preferences or rights pertaining to or other terms of any class or series of capital stock of the Company or its Subsidiaries), or (c) permit any amendment to, modification of or supplement to any of the Special Documents.

Section 11.             Financial Covenants.  The Company covenants and agrees that so long as any of the Preferred Shares shall be outstanding:

Section 11.1.          Capital Expenditures.

(a)           The Company will not, and will not permit any of its Subsidiaries to, make or incur any Capital Expenditure or any contractual commitment with respect to any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Company and its Subsidiaries in any fiscal year (commencing with the fiscal year ending on September 30, 2006) would exceed $400,000.

(b)           No commitment for any new Capital Expenditures shall be made at any time when a Non-Compliance or Event of Non-Compliance shall have occurred and shall be continuing.

Section 11.2.          Maintenance of Minimum Interest Coverage.  With respect to each of the periods of four consecutive fiscal quarters ending on the respective dates set forth below, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period will not be less than the corresponding amount set forth opposite such date:

Period of Four
Fiscal Quarters Ended:	Minimum Ratio

December 31, 2005	2.00 to 1.00
March 31, 2006	2.50 to 1.00
June 30, 2006	2.50 to 1.00
September 30, 2006	3.00 to 1.00
December 31, 2007	3.25 to 1.00
March 31, 2007	3.25 to 1.00
June 30, 2007	3.25 to 1.00
September 30, 2007	3.50 to 1.00
December 31, 2007	3.50 to 1.00
March 31, 2008	3.50 to 1.00
June 30, 2008	3.75 to 1.00
September 30, 2008	3.75 to 1.00
December 31, 2008	3.75 to 1.00
March 31, 2009 and the last day of any subsequent fiscal quarter	4.00 to 1.00

Section 11.3.          Maintenance of Maximum Leverage Ratio.   With respect to each of the periods of four consecutive fiscal quarters ending on the respective dates set forth below, the ratio of (i) Consolidated Total Indebtedness as of the last day of such period to (ii) the Consolidated EBITDA for such period will not be greater than the corresponding amount set forth opposite such date:

Period of Four
Fiscal Quarters Ended:	Maximum Ratio

December 31, 2005	4.00 to 1.00
March 31, 2006	3.50 to 1.00
June 30, 2006	3.00 to 1.00
September 30, 2006	3.00 to 1.00
December 31, 2007	3.00 to 1.00
March 31, 2007	2.75 to 1.00
June 30, 2007	2.75 to 1.00
September 30, 2007	2.75 to 1.00
December 31, 2007	2.75 to 1.00
March 31, 2008	2.50 to 1.00
June 30, 2008	2.50 to 1.00
September 30, 2008	2.50 to 1.00
December 31, 2008	2.50 to 1.00
March 31, 2009 and the last day of any subsequent fiscal quarter	2.25 to 1.00

Section 11.4.          Maintenance of Minimum Consolidated EBITDA.  With respect to each of the periods of four consecutive fiscal quarters ending on the respective dates set forth below, the amount of Consolidated EBITDA for such period will not be less than the corresponding amount set forth opposite such date:

Period of Four
Fiscal Quarters Ended:	Minimum Amount

December 31, 2005	$5,187,000
March 31, 2006	$6,096,000
June 30, 2006	$7,006,000
September 30, 2006	$7,006,000
December 31, 2007	$7,238,000
March 31, 2007	$7,417,000
June 30, 2007	$7,541,000
September 30, 2007	$7,719,000
December 31, 2007	$7,882,000
March 31, 2008	$8,085,000
June 30, 2008	$8,329,000
September 30, 2008	$8,533,000
December 31, 2008	$8,712,000
March 31, 2009	$8,935,000
June 30, 2009	$9,203,000
September 30, 2009	$9,426,000
December 31, 2009	$9,621,000
March 31, 2010	$9,864,000
June 30, 2010	$10,155,000

Section 11.5.          Maintenance of Minimum Consolidated Revenues.  With respect to each of the periods of four consecutive fiscal quarters ending on the respective dates set forth below, the amount of Consolidated Revenues for such period will not be less than the corresponding amount set forth opposite such date:

Period of Four
Fiscal Quarters Ended:	Minimum Amount

December 31, 2005	$16,493,000
March 31, 2006	$18,554,000
June 30, 2006	$20,615,000
September 30, 2006	$20,615,000
December 31, 2007	$21,027,000
March 31, 2007	$21,543,000
June 30, 2007	$22,161,000
September 30, 2007	$22,677,000
December 31, 2007	$23,130,000
March 31, 2008	$23,697,000
June 30, 2008	$24,378,000
September 30, 2008	$24,945,000
December 31, 2008	$25,444,000
March 31, 2009	$26,067,000
June 30, 2009	$26,816,000
September 30, 2009	$27,439,000
December 31, 2009	$27,988,000
March 31, 2010	$28,674,000
June 30, 2010	$29,497,000

Section 11.6.          Maintenance of Minimum Cash Amount.  The aggregate amount of Cash on hand (net of any overdrafts on Deposit Accounts) of the Company and its Subsidiaries as of the close of business on the last day of any fiscal quarter (commencing with the fiscal quarter ending December 31, 2005) will not be less than $500,000.

Section 12.             Events of Non-Compliance.

Section 12.1.          Events of Non-Compliance; Remedies.  If any of the following events (herein called “Events of Non-Compliance”) shall have occurred and be continuing (whatever the reason for such Event of Non-Compliance and whether it shall be voluntary or involuntary or by operation of law or otherwise):

(a)           the Company shall fail to comply with any requirement contained herein or in the Company Charter to redeem or repurchase and pay the applicable redemption or repurchase price of any Preferred Shares at the time such redemption or repurchase and payment are so required;

(b)           the Company shall fail to pay any dividends in respect of the Preferred Shares when and as such dividends shall become due and payable under the provisions of the Company Charter;

(c)           the Company shall fail to comply with any of the covenants, agreements or conditions contained in Section 7(a), Section 7(b), Section 7(c), Section 7(d), Section 7(h),

Section 7(i), Section 9.2(a), Section 9.2(c), Section 9.6, Section 9.7, Section 9.8, Section 9.10 and Section 11 of this Agreement;

(d)           the Company or any of its Subsidiaries shall fail to comply with any of the covenants, agreements or conditions contained in this Agreement or any of the other Transaction Documents (other than those referred to in any subsection of this Section 12.1 other than this subsection (d)), and such failure shall continue for a period of 30 days;

(e)           (i) the Company or any of its Subsidiaries shall fail to pay any principal of, or interest on, or any other amount payable in respect of Indebtedness of such Person that is outstanding in a principal amount of at least $500,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness (whether or not such acceleration occurs); or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

(f)            the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) below, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries, or for a substantial part of the property or assets of the Company or any of its Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries, or of a substantial part of the property or assets of the Company or any of its Subsidiaries, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries, or for a substantial part of the  property or assets of the Company or any of its Subsidiaries, or (iii) the winding-up or liquidation of the Company or any of its Subsidiaries, and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company or any of its Subsidiaries, and the Company or such Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $250,000;

(i)            any representation, warranty or statement made by or on behalf of the Company or any of its Subsidiaries or by or on behalf of any officer of the Company or any of its Subsidiaries in this Agreement, any other Transaction Document or any Note Document, or in any financial statement, certificate or other instrument or document now or hereafter delivered pursuant to or in connection with any provision of this Agreement, any other Transaction Document or any Note Document, shall prove to be false or incorrect or breached in any material respect on the date as of which made;

(j)            a Liquidity Event shall occur;

(k)           (i) an ERISA Event shall occur with respect to a Pension Plan or a Multiemployer Plan which shall have resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount in excess of $500,000; (ii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liabilities under a Multiemployer Plan, in an aggregate amount in excess of $500,000; or (iii) the aggregate amount of Unfunded Pension Liabilities among all Pension Plans at any time shall exceed $1,500,000;

(l)            any provision of this Agreement or any other Transaction Document shall, for any reason, not be or shall cease to be in full force and effect, or not be, or be asserted in writing by the Company or any of its Subsidiaries not to be, valid, binding and enforceable against any Person purported to be bound by it;

(m)          as of the first anniversary of the Initial Closing Date, neither an Initial Public Offering shall have occurred nor shall the Registration Statement have been declared effective by the SEC; or

(n)           any Material Adverse Effect shall occur;

then upon the occurrence of any such Event of Non-Compliance, the Purchasers shall have the right, upon written notice to the Company from the Majority Purchasers, immediately to sell to the Company, and the Company shall have the obligation immediately to redeem and repurchase from each Purchaser all of the outstanding Preferred Shares held by such Purchaser for a purchase price in cash equal to $1,000 per Preferred Share plus all unpaid dividends accrued thereon to the date of such repurchase, and the amount (if any) of the repurchase premium that would have been payable if the Preferred Shares had then been voluntarily repurchased, and the Company shall further immediately pay to the Purchasers all expenses, costs, indemnification amounts and other amounts owed to the Purchasers under this Agreement and the other Transaction Documents.

Section 12.2.          Suits for Enforcement.  If any Event of Non-Compliance shall have occurred and be continuing, the Purchasers may proceed to protect and enforce their rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or the other Transaction Documents, and the Purchasers may proceed to enforce the payment of all sums due upon any redemption and repurchase of the Preferred Shares referred to above or under this Agreement or any other Transaction Document, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of the Purchasers.

Section 12.3.          Remedies Cumulative.  No remedy conferred upon the Purchasers in this Agreement or in any of the other Transaction Documents is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 12.4.          Remedies Not Waived.  No course of dealing between the Company and the Purchasers, and no delay or failure in exercising any rights under this Agreement or any of the other Transaction Documents, shall operate as a waiver of any of the rights of the Purchasers.

Section 12.5.          Availability of Funds for Redemption or Repurchase.  Notwithstanding anything to the contrary in this Section 12 or any other provisions of this Agreement requiring a redemption or repurchase of Preferred Shares by the Company, if the Company has insufficient funds legally available on the redemption or repurchase date to redeem Preferred Shares on the date therefor required herein, then funds to the extent legally available shall be used to redeem or repurchase such Preferred Shares, in which case such Preferred Shares shall be redeemed or repurchased pro rata from each holder thereof.  At any time thereafter when additional funds of the Company are legally available for the redemption or repurchase of the unredeemed or unrepurchased Preferred Shares, such funds shall be immediately used to redeem such Preferred Shares.

Section 13.             Miscellaneous.

Section 13.1.          Amendment and Waiver.

(a)           No provision of this Agreement or any other Transaction Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed by the Company and the Majority Purchasers; provided that no such amendment, waiver or other modification shall, unless signed by all of the Purchasers directly affected thereby, (i) change the definition of the term “Majority Purchasers” or the percentage of Purchasers which shall be required for the Purchasers to take any action hereunder, which change shall be deemed to directly affect all Purchasers; (ii) amend, waive or otherwise modify this Section 13.1(a) or the definitions of the terms used in this Section insofar as the definitions affect the substance of this Section, which amendment, waiver or other modification shall be deemed to directly affect all Purchasers; (iii) consent to the assignment, delegation or other transfer by the Company or any of its Subsidiaries of any of their rights and obligations under any Transaction Document, which consent shall be deemed to directly affect all Purchasers; or (iv) permit the Company and its Subsidiaries to incur additional Indebtedness not permitted to be incurred under Section 10.1 as in effect on the date hereof.

(b)           No failure or delay by any Purchaser in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by law.

Section 13.2.          Expenses.

(a)           The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay and save the Purchasers harmless against any and all liability for the payment of all expenses arising in connection with this Agreement and the other Transaction Documents, including all expenses incurred in connection with (i) the reproduction of such agreements and instruments and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreement or instruments or the issuance, delivery or acquisition by the Purchasers of any Preferred Share pursuant to this Agreement, (ii) all fees, taxes and other charges incurred in connection with the filing or recording of any Security Documents and in connection with any Lien, tax and judgment searches, (iii) the fees and disbursements of Nixon Peabody LLP and of any special or local counsel (including Breslow & Walker, LLP) incurred in connection with the performance of due diligence in respect of the Company and its Subsidiaries, the preparation and negotiation of this Agreement and the other Transaction Documents, and the consummation of the transactions hereby and thereby contemplated, and (iv) the expenses of the Purchasers incurred in connection with its investigation of the business, assets and financial condition of the Company and its Subsidiaries, including the fees and disbursements of any accountants or other experts retained by the Purchasers for such purposes.

(b)           The Company also agrees to pay to the Purchasers on demand all expenses hereafter incurred by the Purchasers (including reasonable counsel fees and disbursements) from time to time in connection with (i) the enforcement, attempted enforcement or preservation of any of the rights or remedies of the Purchasers under this Agreement or any of the other Transaction Documents, (ii) any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement or any of the other Transaction Documents, whether or not the same shall become effective, (iii) attendance by the Observer at meetings of the boards of directors (and committees thereof) of the Company and its Subsidiaries as permitted by Section 8.2, and (iv) the negotiation and documentation of any workout, restructuring or similar arrangement relating to the Company or its Subsidiaries.

(c)           The obligations of the Company under this Section 13.2 shall survive the redemption or repurchase of the Preferred Shares, the exercise of the Exchange Option, the enforcement of any provision of this Agreement or the other Transaction Documents, any such amendments, waivers or consents, and any such workout, restructuring or similar arrangement.

Section 13.3.          Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith shall (a) survive the execution and delivery of this Agreement and the delivery of the Preferred Shares to the Purchasers and shall continue in effect as long as any of the Preferred Shares is outstanding and thereafter as provided in Section 13.2  and Section 13.6, and (b) be deemed to be material and to have been relied upon by the Purchasers, regardless of any investigation made by the Purchasers or on their behalf.

Section 13.4.          Successors and Assigns; Sales and Transfers of Preferred Shares.

(a)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither the Company nor any of its Subsidiaries may transfer or assign any of their respective rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the Majority Purchasers.

(b)           Any Purchaser may at any time sell, assign and transfer to one or more Eligible Assignees all or any portion of such Purchaser’s Preferred Shares, and each such purchaser or assignee of Preferred Shares shall thereupon be deemed a “Purchaser” hereunder.

(c)           Notwithstanding the foregoing provisions of this Section 13.4 or any other provision of this Agreement, any Purchaser may at any time pledge, and grant or assign a security interest in, all or any portion of the Preferred Shares held by it and its rights under this Agreement and the other Transaction Documents to secure obligations of such Purchaser, and in the event of any foreclosure of such pledge and security interest, the secured party thereof may sell and assign such Preferred Shares, together with such rights and interests of such Purchaser under this Agreement and the other Transaction Documents, in a public or private sale and may exercise all other rights of a secured party with respect thereto in accordance with the documentation governing such pledge and security interest and applicable law; provided that no such pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto.

Section 13.5.          Notices.  All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by facsimile transmission, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, (c) three Business Days after being sent by registered or certified United States mail, return receipt requested, or (d) if sent by e-mail as provided below, and shall be addressed:

(i)            if to any Purchaser, to it at the address, facsimile number or e-mail address for such Purchaser set forth on Schedule I attached hereto;

(ii)           if to the Company or any of its Subsidiaries, to:

GenuTec Business Solutions, Inc.

6A Liberty Street, Suite 200

Aliso Viejo, CA  92656

Attention:

Facsimile: Lee J. Danna, President

E-mail: ldanna@genutec.com;

with a copy to:

Gersten Savage, LLP

600 Lexington Avenue

New York, NY  10022

Attention: Stephen A. Weiss

Facsimile: (212) 980-5192

E-mail: sweiss@gskny.com;

or to such other address or addresses or telecopy number or numbers as any of such Persons may most recently have designated in writing to the others by such notice.  Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 13.6.          Indemnification.  In consideration of the execution and delivery of this Agreement by the Purchasers, the Company hereby agrees to defend, indemnify, exonerate and hold harmless each Purchaser and each of the officers, directors, stockholders, partners, members, managers, Affiliates, trustees, employees and agents of each Purchaser (herein collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, proceedings, judgments, costs and expenses, including legal fees and other expenses incurred in the investigation, defense, appeal and settlement of claims, actions, suits and proceedings (herein collectively called the “Indemnified Liabilities”), incurred by the Indemnitees or any of them arising out of or resulting from any act or failure to act by the Company or any of its Subsidiaries or their respective officers, directors, employees, agents, representatives or Affiliates relating to:

(i)            this Agreement, any of the other Transaction Documents, the issuance of the Preferred Shares or the transactions contemplated hereby or thereby, or the performance by the Company of its obligations hereunder or thereunder, or

(ii)           any Environmental Matter, any Environmental Law or the actual or alleged existence or release of any Hazardous Material,

except for any such Indemnified Liabilities which are finally judicially determined to have resulted from the Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The obligations of the Company under this Section 13.6 shall survive the redemption or repurchase of the Preferred Shares, the exercise of the Exchange Option, and the enforcement of any provision hereof or thereof.

Section 13.7.          Confidentiality.  (a)  Each Purchaser shall maintain in confidence in accordance with its customary procedures for handling confidential information and not disclose to any Person, all written information clearly marked “Confidential” that the Company or any of its Subsidiaries, or any of their authorized representatives, furnishes to such Purchaser on a confidential basis (“Confidential Information”), other than any such Confidential Information that becomes generally available to the public other than as a result of a breach by any Purchaser of its obligations hereunder or that is or becomes available to such Purchaser from a source other than the Company or any of its Subsidiaries, or any of their authorized representatives, and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto; provided, however, that each of the Purchasers shall in any event have the right to deliver copies of any such documents, and to disclose any such information, to:

(i)            its directors, officers, trustees, partners, employees, agents and attorneys;

(ii)           its Affiliates, accountants, investment advisers, other professional consultants and rating agencies, and the directors, officers, trustees, partners, employees, agents and attorneys of each of the foregoing;

(iii)          any Person to which any Purchaser offers to sell or pledge, or sells or pledges, any Preferred Shares or interest or participation therein, and any other Person which offers to provide or is providing financing to such Purchaser; provided such Person agrees to keep such information confidential on terms similar to those set forth in this Section 13.7;

(iv)          the SEC and any other federal or state regulatory authority or examiner which regulates or has jurisdiction over such Purchaser; and

(v)           any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any applicable law, rule, regulation or order, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation to which the Purchaser is a party, or (D) in connection with the enforcement of the rights and remedies of the Purchaser under this Agreement and the other Transaction Documents at any time when an Event of Non-Compliance shall have occurred and be continuing (with respect to clauses (A), (B) and (C) of this subparagraph (v), in each case upon prior written notice to the Company to the extent reasonably practicable and not prohibited by law or court order, so that the Company may, at its sole cost and expense, contest such disclosure or seek confidential treatment thereof).

(b)           Notwithstanding any other provision contained herein, each Purchaser shall have the right to issue a press release or other public statement, in form and substance as shall be determined by such Purchaser in its sole discretion, with respect to the transactions contemplated by this Agreement and the Transaction Documents.  Each Purchaser shall also have the right to list the Company as a portfolio company of such Purchaser on the web site or sites owned and maintained by such Purchaser and in any other marketing materials as such Purchaser, in its sole discretion, shall determine.

Section 13.8.          Punitive Damages.   Each party to this Agreement agrees that it shall not have a remedy of punitive, special, exemplary, indirect or consequential damages against any other party to this Agreement in connection with any claim or dispute arising hereunder and hereby waives any right or claim to any such damages that such party now has or which may arise in the future in connection with any such claim or dispute, whether such claim or dispute is resolved by arbitration or judicially.

Section 13.9.          Integration and Severability.  This Agreement embodies the entire agreement and understanding among the Purchasers and the Company with regard to its subject matter, and supersedes all prior agreements and understandings relating to the subject matter hereof.  In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

Section 13.10.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.  Delivery of manually executed counterparts of this Agreement shall immediately follow delivery by telecopy or other electronic means, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

Section 13.11.      Governing Law.  THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 13.12.      Submission to Jurisdiction; Waiver of Service and Venue.

(a)           THE COMPANY CONSENTS AND AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN.

(b)           THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY OR BY REGISTERED OR CERTIFIED UNITED STATES MAIL TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 13.5.

(c)           NOTHING IN THIS SECTION 13.12 SHALL AFFECT THE RIGHT OF THE PURCHASERS OR THE COLLATERAL AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASERS OR THE COLLATERAL AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

Section 13.13.      Waiver of Right to Trial by Jury.  EACH OF THE COMPANY AND THE PURCHASERS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  THE COMPANY AND THE PURCHASERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

 [REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

                IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement by their duly authorized officers as of the date first written above.

COMPANY:

GENUTEC BUSINESS SOLUTIONS, INC.

By:	/s/ Lee Danna
Name: Lee J. Danna
Title: President/CEO

PURCHASERS:

TECHNOLOGY INVESTMENT CAPITAL CORP.

By:	/s/ Saul B. Rosenthal
	Name:	Saul B. Rosenthal
	Title:	President

SEAVIEW MEZZANINE FUND LP

By:	David S. Montoya
Name: David S. Montoya
Title: Managing Director

SCHEDULE I

SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Number of Preferred Shares		Number of Common Shares Purchasable Under Initial Warrants		Purchase Price
Technology Investment Capital Corp. 8 Sound Shore Drive, Suite 255 Greenwich, CT 06830 Attention: Saul B. Rosenthal Facsimile: (203) 983-5290 E-mail: srosenthal@ticc.com	15,000	*	875,250	*	$15,000,000*
Seaview Mezzanine Fund LP 30 Kennedy Plaza, Suite 400 Providence, RI 02903 Attention: David S. Montoya Facsimile: (401) 421-3533 E-mail: david@seaviewcapital.com	5,000		291,750		$5,000,000

*  Numbers give effect to the repurchase by the Company pursuant to Section 2.3(c) of certain of the Preferred Shares and Initial Warrants originally issued to TICC.

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